As filed with the Securities and Exchange Commission on July 28, 2003
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Manor Care, Inc.

(Exact name of the registrant as specified in its charter)

Delaware	8051	34-1687107
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 N. Summit Street
Toledo, Ohio 43604-2617
(419) 252-5500
(Address, including zip code, and telephone number, including area code, of the registrants’ principal executive offices)

See Table of Additional Co-Registrants Included in This Registration

R. Jeffrey Bixler
Vice President, General Counsel and Secretary
Manor Care, Inc.
333 N. Summit Street
Toledo, Ohio 43604-2617
(419) 252-5500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Michael D. Levin
Latham & Watkins LLP
Sears Tower, Suite 5800
Chicago, Illinois 60606
(312) 876-7700

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered	per New Notes	Offering Price(1)	Fee(2)

6.25% Senior Notes due May 1, 2013	$200,000,000	100%	$200,000,000	$16,180
Senior Guarantees	—	—	—	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Section 6(b) and Rule 457 of the Securities Act.

(3)	The notes are guaranteed by the guarantors named in the table of Additional Co-Registrants. No separate registration fee will be paid in respect of the guarantees pursuant to Rule 457(n) of the Securities Act.

          The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Co-Registrants

			(Primary
			Standard
	(State or other jurisdiction		Industrial
(Exact name of the co-registrant as specified in its	of incorporation or	(I.R.S. Employer	Classification
charter)	organization)	Identification No.)	Code Number)

AMERICAN HOSPITAL BUILDING CORPORATION	Delaware	52-0985621	8051
AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.	Illinois	53-1352950	8051
AMERICANA HEALTHCARE CORPORATION OF GEORGIA	Georgia	37-1087694	8051
AMERICANA HEALTHCARE CORPORATION OF NAPLES	Florida	37-1087695	8051
ANCILLARY SERVICES MANAGEMENT, INC.	Ohio	34-163874	5999
ANCILLARY SERVICES, LLC	Delaware	52-2166500	8049
ANNANDALE ARDEN, LLC	Delaware	52-2111069	8059
BAILY NURSING HOME, INC.	Pennsylvania	23-1674218	8051
BAINBRIDGE ARDEN, LLC	Delaware	52-2098028	N/A
BATH ARDEN, LLC	Delaware	52-2099206	N/A
BINGHAM FARMS ARDEN, LLC	Delaware	52-2106495	N/A
BIRCHWOOD MANOR, INC.	Michigan	38-1719951	8051
BLUE RIDGE REHABILITATION SERVICES, INC.	Virginia	54-1508699	8049
BOOTH LIMITED PARTNERSHIP	Florida	37-1080797	8059
CANTERBURY VILLAGE, INC.	Michigan	38-2032536	8051
CHARLES MANOR, INC.	Maryland	52-0902287	8051
CHESAPEAKE MANOR, INC.	Maryland	52-0902288	8051
CLAIRE BRIDGE OF ANDERSON, LLC	Delaware	39-1973297	8059
CLAIRE BRIDGE OF AUSTIN, LLC	Delaware	39-1973318	8059
CLAIRE BRIDGE OF KENWOOD, LLC	Delaware	39-1973322	8059
CLAIRE BRIDGE OF SAN ANTONIO, LLC	Delaware	39-1973324	N/A
CLAIRE BRIDGE OF SUSQUEHANNA, LLC	Delaware	39-1973366	8059
CLAIRE BRIDGE OF WARMINSTER, LLC	Delaware	39-1973327	8059
COLEWOOD LIMITED PARTNERSHIP	Maryland	52-1335634	8059
COLONIE ARDEN, LLC	Delaware	52-2130894	6531
CRESTVIEW HILLS ARDEN, LLC	Delaware	52-2092155	6531
DEKALB HEALTHCARE CORPORATION	Delaware	37-1019112	8051

			(Primary
			Standard
	(State or other jurisdiction		Industrial
(Exact name of the co-registrant as specified in its	of incorporation or	(I.R.S. Employer	Classification
charter)	organization)	Identification No.)	Code Number)

DEVON MANOR CORPORATION	Pennsylvania	23-2093337	8051
DISTCO, INC.	Maryland	52-0853907	6977
DIVERSIFIED REHABILITATION SERVICES, INC.	Michigan	38-2690352	8049
DONAHOE MANOR, INC.	Pennsylvania	25-1147049	8051
EAST MICHIGAN CARE CORPORATION	Michigan	38-1747681	8051
EXECUTIVE ADVERTISING, INC.	Maryland	52-0912751	8051
EYE-Q NETWORK, INC.	Ohio	34-1760305	8011
FIRST LOUISVILLE ARDEN, LLC	Delaware	52-2092159	8059
FOUR SEASONS NURSING CENTERS, INC.	Delaware	73-0783484	8051
FRESNO ARDEN, LLC	Delaware	52-2098630	6531
GENEVA ARDEN, LLC	Delaware	52-2124930	N/A
GEORGIAN BLOOMFIELD, INC.	Michigan	38-1982410	8051
GREENVIEW MANOR, INC.	Michigan	38-6062040	8051
HANOVER ARDEN, LLC	Delaware	52-2098633	8059
HCR HOME HEALTH CARE AND HOSPICE, INC.	Ohio	34-1787978	6719
HCR HOSPITAL HOLDING COMPANY, INC.	Nevada	92-2038485	6719
HCR HOSPITAL, LLC	Nevada	91-2039256	8062
HCR INFORMATION CORPORATION	Ohio	31-1494764	7338
HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.	Florida	65-0666550	8011
HCR MANORCARE MESQUITE, L.P.	Delaware	52-2229490	8062
HCR PHYSICIAN MANAGEMENT SERVICES, INC.	Florida	58-2242001	8011
HCR REHABILITATION CORP.	Ohio	34-1720345	6719
HCRA OF TEXAS, INC.	Texas	74-2788668	8051
HCRC INC.	Delaware	22-2784172	6719
HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA	Ohio	34-4402510	8051
HEARTLAND CAREPARTNERS, INC.	Ohio	34-1838217	N/A
HEARTLAND EMPLOYMENT SERVICES, INC.	Ohio	34-1903270	7363
HEARTLAND HOME CARE, INC.	Ohio	34-1787895	8082
HEARTLAND HOME HEALTH CARE SERVICES, INC.	Ohio	34-1787967	8082

			(Primary
			Standard
	(State or other jurisdiction		Industrial
(Exact name of the co-registrant as specified in its	of incorporation or	(I.R.S. Employer	Classification
charter)	organization)	Identification No.)	Code Number)

HEARTLAND HOSPICE SERVICES, INC.	Ohio	34-1788398	8082
HEARTLAND INFORMATION SERVICES, INC. (fka Heartland Medical Information Services, Inc.)	Ohio	31-1488831	7338
HEARTLAND MANAGEMENT SERVICES, INC.	Ohio	34-1808700	8049
HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.	Florida	59-2504386	8049
HEARTLAND REHABILITATION SERVICES, INC.	Ohio	34-1280619	8049
HEARTLAND SERVICES CORP.	Ohio	34-1760503	5912
HERBERT LASKIN, RPT - JOHN MCKENZIE, RPT PHYSICAL THERAPY PROFESSIONAL ASSOCIATES, INC.	New Jersey	22-2137595	8049
HGCC OF ALLENTOWN, INC.	Tennessee	23-2244532	8051
IN HOME HEALTH, INC.	Minnesota	41-1458213	8082
INDUSTRIAL WASTES, INC.	Pennsylvania	25-1264509	4953
IONIA MANOR, INC.	Michigan	38-1749970	8051
JACKSONVILLE HEALTHCARE CORPORATION	Delaware	37-1069936	8051
JEFFERSON ARDEN, LLC	Delaware	52-2111068	N/A
KENSINGTON MANOR, INC.	Florida	59-1289690	8051
KENWOOD ARDEN, LLC	Delaware	52-2116657	N/A
KNOLLVIEW MANOR, INC.	Michigan	38-1724149	8051
LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC.	Delaware	52-1462046	8051
LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC.	Maryland	52-1352949	8051
LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.	Delaware	52-1462056	8051
LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.	Virginia	52-1363206	8051
LINCOLN HEALTH CARE, INC.	Ohio	34-1352822	8051
LIVONIA ARDEN, LLC	Delaware	52-2104704	N/A
MANOR CARE AVIATION, INC.	Delaware	52-1462072	4522
MANOR CARE OF AKRON, INC.	Ohio	52-0970447	8051
MANOR CARE OF AMERICA, INC.	Delaware	52-1200376	6519
MANOR CARE OF ARIZONA, INC.	Delaware	52-1751861	8051
MANOR CARE OF ARLINGTON, INC.	Virginia	52-1067426	8051
MANOR CARE OF BOCA RATON, INC.	Florida	52-1297340	8051

			(Primary
			Standard
	(State or other jurisdiction		Industrial
(Exact name of the co-registrant as specified in its	of incorporation or	(I.R.S. Employer	Classification
charter)	organization)	Identification No.)	Code Number)

MANOR CARE OF BOYNTON BEACH, INC.	Florida	52-1288882	8051
MANOR CARE OF CANTON, INC.	Ohio	52-1019576	8051
MANOR CARE OF CENTERVILLE, INC	Delaware	52-1933544	8051
MANOR CARE OF CHARLESTON, INC.	South Carolina	52-1187059	8051
MANOR CARE OF CINCINNATI, INC.	Ohio	52-0943592	8051
MANOR CARE OF COLUMBIA, INC.	South Carolina	52-0940578	8051
MANOR CARE OF DARIEN, INC.	Connecticut	52-1934884	8051
MANOR CARE OF DELAWARE COUNTY, INC.	Delaware	52-1916053	8051
MANOR CARE OF DUNEDIN, INC.	Florida	52-1252397	8051
MANOR CARE OF FLORIDA, INC.	Florida	52-1479084	8051
MANOR CARE OF HINSDALE, INC.	Illinois	52-0970446	8051
MANOR CARE OF KANSAS, INC.	Delaware	52-1462071	8051
MANOR CARE OF KINGSTON COURT, INC.	Pennsylvania	52-1314648	8051
MANOR CARE OF LARGO, INC.	Maryland	52-1065213	8051
MANOR CARE OF LEXINGTON, INC.	South Carolina	52-1048770	8051
MANOR CARE OF MEADOW PARK, INC.	Washington	52-1339998	8051
MANOR CARE OF MIAMISBURG, INC.	Delaware	52-1708219	8051
MANOR CARE OF NORTH OLMSTED, INC.	Ohio	52-0970448	8051
MANOR CARE OF PINEHURST, INC.	North Carolina	52-1069744	8051
MANOR CARE OF PLANTATION, INC.	Florida	52-1383874	8051
MANOR CARE OF ROLLING MEADOWS, INC.	Illinois	52-1077856	8051
MANOR CARE OF ROSSVILLE, INC.	Maryland	52-1077857	8051
MANOR CARE OF SARASOTA, INC.	Florida	52-1252364	8051
MANOR CARE OF WILLOUGHBY, INC.	Ohio	52-0970449	8051
MANOR CARE OF WILMINGTON, INC.	Delaware	52-1252362	8051
MANOR CARE OF YORK (NORTH), INC.	Pennsylvania	52-1314645	8051
MANOR CARE OF YORK (SOUTH), INC.	Pennsylvania	52-1314644	8051
MANOR CARE PROPERTIES, INC.	Delaware	52-2061834	8051
MANORCARE HEALTH SERVICES OF BOYNTON BEACH, INC.	Delaware	52-2055100	8051

			(Primary
			Standard
	(State or other jurisdiction		Industrial
(Exact name of the co-registrant as specified in its	of incorporation or	(I.R.S. Employer	Classification
charter)	organization)	Identification No.)	Code Number)

MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.	Pennsylvania	52-2004471	8051
MANORCARE HEALTH SERVICES OF VIRGINIA, INC.	Delaware	52-2002773	8051
MANORCARE HEALTH SERVICES, INC.	Delaware	52-0886946	8051
MARINA VIEW MANOR, INC.	Wisconsin	39-1164707	8051
MEDI-SPEECH SERVICE, INC.	Michigan	38-2343280	8049
MEMPHIS ARDEN, LLC	Delaware	52-2098029	N/A
MESQUITE HOSPITAL, LLC	Delaware	52-2229486	8062
MID-SHORE PHYSICAL THERAPY ASSOCIATES, INC.	New Jersey	22-2575292	8049
MILESTONE HEALTH SYSTEMS, INC.	Texas	75-2245197	8062
MILESTONE HEALTHCARE, INC.	Delaware	75-2592398	8062
MILESTONE REHABILITATION SERVICES, INC.	Texas	75-2190857	5049
MILESTONE STAFFING SERVICES, INC.	Texas	74-2963093	7363
MILESTONE THERAPY SERVICES, INC.	Texas	75-2406307	5049
MNR FINANCE CORP.	Delaware	51-0348281	6159
MRC REHABILITATION, INC.	Florida	59-3357644	8049
NAPA ARDEN, LLC	Delaware	52-2108866	N/A
NEW MANORCARE HEALTH SERVICES, INC.	Delaware	52-2053999	8051
PEAK REHABILITATION, INC.	Delaware	52-1833202	8049
PERRYSBURG PHYSICAL THERAPY, INC.	Ohio	34-1363071	8049
PHYSICAL, OCCUPATIONAL, AND SPEECH THERAPY, INC.	Florida	59-3377552	8049
PNEUMATIC CONCRETE, INC.	Tennessee	62-0716951	1542
PORTFOLIO ONE, INC.	New Jersey	22-1604502	4953
REHABILITATION ADMINISTRATION CORPORATION	Kentucky	61-1295825	8049
REHABILITATION ASSOCIATES, INC.	New Jersey	22-3290567	8049
REHABILITATION SERVICES OF ROANOKE, INC.	Virginia	54-0993013	8049
REINBOLT & BURKAM, INC.	Ohio	34-1479648	8049
RICHARDS HEALTHCARE, INC.	Texas	76-0339241	8049
RIDGEVIEW MANOR, INC.	Michigan	38-1734212	8051
ROANOKE ARDEN, LLC	Delaware	52-2104706	N/A

			(Primary
			Standard
	(State or other jurisdiction		Industrial
(Exact name of the co-registrant as specified in its	of incorporation or	(I.R.S. Employer	Classification
charter)	organization)	Identification No.)	Code Number)

ROLAND PARK NURSING CENTER, INC.	Maryland	52-1890169	8051
RVA MANAGEMENT SERVICES, INC.	Ohio	34-1791517	8011
SAN ANTONIO ARDEN, LLC	Delaware	52-2106496	8059
SILVER SPRING - WHEATON NURSING HOME, INC.	Maryland	53-0245649	8051
SILVER SPRING ARDEN, LLC	Delaware	52-2107728	6531
SPRINGHILL MANOR, INC.	Michigan	38-1890497	8051
STEWALL CORPORATION	Maryland	52-0798475	8051
STRATFORD MANOR, INC.	Virginia	52-0902020	8051
STUTEX CORP.	Texas	52-0884091	8051
SUN VALLEY MANOR, INC.	Michigan	38-1798425	8051
SUSQUEHANNA ARDEN LLC	Delaware	52-2124933	N/A
TAMPA ARDEN, LLC	Delaware	52-2113270	N/A
THE NIGHTINGALE NURSING HOME, INC.	Pennsylvania	23-1719762	8051
THERAPY ASSOCIATES, INC.	Virginia	54-1234646	8051
THERASPORT PHYSICAL THERAPY, INC.	Michigan	38-3324355	8049
THREE RIVERS MANOR, INC.	Michigan	38-2479940	8051
TOTALCARE CLINICAL LABORATORIES, INC.	Delaware	52-1740933	8071
TUSCAWILLA ARDEN, LLC	Delaware	52-2092162	N/A
WALL ARDEN, LLC	Delaware	52-2098990	6531
WARMINSTER ARDEN LLC	Delaware	52-2124931	N/A
WASHTENAW HILLS MANOR, INC.	Michigan	38-2686882	8051
WHITEHALL MANOR, INC.	Michigan	38-2189772	8051
WILLIAMS VILLE ARDEN, LLC	Delaware	52-2107735	6531

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy securities in any place where the offer or sale is not permitted.

Subject to Completion, Dated July 28, 2003

PRELIMINARY PROSPECTUS

Manor Care, Inc.

Offer to Exchange All Our Outstanding
6.25% Senior Notes due 2013
$200,000,000 aggregate principal amount
In Exchange for 6.25% Senior Notes Due 2013
Which Have Been Registered Under the Securities Act of 1933

We are offering to exchange all of our outstanding 6.25% Senior Notes due 2013, which we refer to as old notes, for our registered 6.25% Senior Notes due 2013, which we refer to as new notes. We refer to the old notes and new notes collectively as the notes. We issued the old notes on April 15, 2003. The terms of the new notes are identical to the terms of the old notes except that we registered the new notes under the Securities Act of 1933.

*	Please consider the following:

•	You should carefully review the Risk Factors beginning on page 18 of this prospectus.

•	Our offer to exchange old notes for new notes will be open until 5:00 p.m., New York City time, on , 2003, unless we extend the offer

•	You should also carefully review the procedures for tendering the old notes beginning on page 33 of this prospectus.

•	If you fail to tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	No public market currently exists for the notes. We do not intend to list the new notes on any securities exchange and, therefore we do not anticipate that an active public market will develop.

Information About the Notes:

•	The notes will mature on May 1, 2013.

•	Interest will accrue from April 15, 2003.

•	We will pay interest on the notes semi-annually on May 1 and November 1 of each year beginning November 1, 2003, at the rate of 6.25% per year.

•	We may redeem some or all of the notes at any time. The redemption price is described beginning on page 43 of this prospectus.

•	The notes will be guaranteed on a senior unsecured basis by Manor Care of America, Inc., our wholly-owned subsidiary, and all of our subsidiaries that have guaranteed, or will in the future guarantee, obligations under the $150,000,000 principal amount of 7 1/2% Senior Notes Due 2006 issued by Manor Care of America, Inc. and guarantee our obligations under our $200,000,000 principal amount of 8% Senior Notes Due 2008, our senior revolving credit facility and our $100,000,000 Convertible Senior Notes due 2023.

These guarantees will be senior obligations of our subsidiary guarantors. If we fail to make payments on the notes, our subsidiary guarantors must make them instead.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2003

WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
RISK FACTORS
THE TRANSACTIONS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
THE EXCHANGE OFFER
THE NEW NOTES
DESCRIPTION OF OTHER DEBT
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
VALIDITY OF THE NEW NOTES
EXPERTS
GLOSSARY
BOOK-ENTRY, DELIVERY AND FORM
SIGNATURES
EXHIBIT INDEX
Indenture, dated as of April 15, 2003
Registration Rights Agreement, dated April 15,2003
Opinion of Latham & Watkins LLP
Opinion of R. Jeffery Bixler
Purchase Agreement, dated April 10, 2003
Statement Re: Computation of Ratios
Consent of Ernst & Young LLP
Power of Attorney of the Company
Power of Attorney of the Guarantors
Statement of Eligibility of Trustee
Form of Transmittal Letter
Form of Notice of Guaranteed Delivery
Form of Letter to DTC Participants
Form of Letter to Beneficial Holders
Form of Letter to Clients
Guidelines for Certification of Taxpayer ID

     In making your investment decision, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

     Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus if it resells those new notes. The transmittal letter states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of:

•	180 days after the date of this prospectus; and

•	the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities,

we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements, and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may also read and copy any document we file at the SEC public reference room located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W. Washington D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. These reports are also available through our website at http://www.manorcare.com. The information on our website is not part of this prospectus.

     In addition, because our common stock is listed on the New York Stock Exchange, you may read our reports, proxy statements, and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement on Form S-4 we have filed with the SEC under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement. In this prospectus we summarize material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

     This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to Manor Care, Inc., 333 N. Summit Street, Toledo, Ohio 43604-2617, Attention: Legal Department, or call (419) 252-5500 and ask to speak to someone in our legal department. In addition, to obtain timely delivery of any information you request, you must submit your request no later than      , 2003, which is five business days before the date the exchange offer expires.

DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to “incorporate by reference” certain documents, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2002;

•	Our quarterly report on Form 10-Q for the three months ended March 31, 2003;

•	Our proxy statement for the annual stockholders’ meeting held May 6, 2003, which we filed with the SEC on April 14, 2003; and

•	Our Current Report on Form 8-K filed with the SEC on July 25, 2003.

     We will provide to you, at no charge, a copy of the documents we incorporate by reference in this prospectus. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number: Manor Care, Inc., 333 N. Summit Street, Toledo, Ohio, 43604-2617, Attention: Legal Department. Our telephone number is: (419) 252-5500.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. We identify forward-looking statements in this prospectus by using words or phrases such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may be”, “objective”, “plan”, “predict”, “project”, “will be” and similar words or phrases, or the negative thereof.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

•	changes in the health care industry because of political and economic influences;

•	changes in Medicare, Medicaid and certain private payors’ reimbursement levels;

•	existing government regulations and changes in, or the failure to comply with, governmental regulations or the interpretations thereof;

•	changes in current trends in the cost and volume of patient-care related claims and workers’ compensation claims and in insurance costs related to such claims;

•	the ability to attract and retain qualified personnel;

•	our existing and future debt which may affect our ability to obtain financing in the future or to comply with our debt covenants;

•	our ability to control operating costs;

•	integration of acquired businesses;

•	changes in, or the failure to comply with, regulations governing the transmission and privacy of health information;

•	state regulation of the construction or expansion of health care providers;

•	legislative proposals for health care reform;

•	competition;

•	the failure to comply with occupational health and safety regulations;

•	the ability to enter into managed care provider arrangements on acceptable terms;

•	pending or threatened litigation;

•	a reduction in cash reserves and shareholders’ equity upon our repurchase of our stock;

•	an increase in senior debt or reduction in cash flow upon our purchase or sale of assets; and

•	conditions in the financial markets.

Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

INDUSTRY AND MARKET DATA

In this prospectus we rely on and refer to information and statistics regarding the health care industry and the sectors in which we compete. We obtained this information and statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in or incorporated by reference into this prospectus.

In this prospectus, “the Company”, “we”, “our”, and “us” refer to Manor Care, Inc. With respect to the descriptions of our business contained in this prospectus, such terms refer to Manor Care, Inc. and our subsidiaries.

Our company

We are a leading provider of long-term health care with one of the largest networks of skilled nursing and assisted living facilities in the United States. We own or operate 363 high-quality skilled nursing and assisted living facilities in 32 states, with more than 60% of our facilities located in Florida, Illinois, Michigan, Ohio and Pennsylvania. We generated approximately 86% of our total revenues for the year ended December 31, 2002 from skilled nursing and assisted living services. The balance of our revenues was derived from a broad range of ancillary health care services, including subacute medical and rehabilitation care, rehabilitation therapy and home health and hospice care. We provide these services through many of our long-term care facilities and through 91 outpatient therapy clinics and 88 home health care or hospice offices. We believe we have a favorable quality mix with approximately 67% of our long-term care and rehabilitation revenues for the year ended December 31, 2002 generated from private pay and Medicare sources. We operate primarily under the respected “ManorCare”, “Heartland” and “Arden Courts” names. Our common stock is traded on the New York Stock Exchange under the symbol “HCR”. For the year ended December 31, 2002, we generated revenues of $2.9 billion and income before cumulative effect of $131.9 million.

Our competitive strengths

•	A leading provider of long-term health care services. Since opening our first long-term care facility more than 30 years ago, we have developed a reputation for being one of the leading long-term health care providers in the United States. We are one of the largest long-term care providers in the United States, with 46,299 beds in 363 long-term care facilities, generating $2.5 billion in annual revenue for the year ended December 31, 2002. In addition, we operate 91 outpatient therapy clinics, and provide home health care and hospice services through 88 offices in 24 states. We believe our network of highly functional facilities, experienced management team, high-quality services and conservative fiscal management are competitive strengths which have established a strong foundation for our status as one of the leading long-term health care providers.

•	Established network of modern, highly functional facilities. We currently own 94% of our long-term care facilities and, over the past three years, we have spent $320.0 million on new construction, renovations and improvements in our operations and support systems. We believe our assets are among the highest quality in the industry and have enabled us to introduce more specialized services, such as subacute medical and rehabilitation care, which has led to greater revenue growth and cash flow. These facilities have enhanced our ability to increase the percentage of attractive private pay and Medicare patients which accounted for approximately 67% of our long-term care and rehabilitation revenues for the year ended December 31, 2002.

•	Experienced management team. The members of our senior management team, led by our President and Chief Executive Officer Paul A. Ormond, have an average of over 20 years in the health care industry. Under Mr. Ormond’s leadership, our management team has successfully established Manor Care as a leading operator in health care. Mr. Ormond has successfully led our company through difficult periods of industry and regulatory change. In addition to managing the successful 1998 merger of Health Care and Retirement Corporation and the former Manor Care, Inc., the current management team has completed over 60 acquisitions.

•	Breadth of health care services. With approximately 61,000 employees, we provide a variety of health care services, including:

•	skilled nursing centers providing 24-hour nursing supervision, seven days a week;

•	subacute medical and rehabilitation services which shorten hospital stays and offer a lower cost alternative for those recovering from major surgery or illness;

•	assisted living facilities for those desiring to live independently with assistance for the general activities of daily living;

•	Alzheimer’s care where we are a leader in providing care for those suffering from Alzheimer’s disease and other forms of dementia;

•	comprehensive home health services including nursing care, rehabilitation, personal care and homemaking services;

•	hospice services offering palliative care, end-of-life planning and psychosocial support to the terminally ill and their families; and

•	outpatient rehabilitation, including physical, occupational and speech therapy in selected markets throughout the country.

Our continuing investment in specialty services gives us the opportunity to offer services to higher acuity patients in areas such as chronic disease management, wound treatment and oncology. We support our commitment to delivering high quality care to our residents by developing strong clinical programs which include thorough training for our employees, comprehensive policies, procedures and protocols and an extensive support organization.

•	Conservative fiscal management. We believe we have performed well over the past several years, a period in which the health care industry underwent significant transformation as a result of governmental legislation aimed at reducing Medicare spending. We believe a significant reason for our strong performance during this period has been our conservative fiscal management which is demonstrated by:

•	our diversified revenue sources;

•	our tight cost controls;

•	our strong balance sheet with a debt to capital ratio of approximately 40%;

•	our measured growth without an emphasis on large acquisitions; and

•	our investment grade debt rating by Standard and Poor’s, the only such rating in our sector.

Our strategy

•	Focus on margin improvement. We continue to pursue numerous opportunities and initiatives to improve our margins and profitability. These initiatives include improving our occupancy rates, which will enhance our ability to increase our operating efficiency by better leveraging our infrastructure and fixed costs, as well as improving our quality mix and revenue per patient by continuing to focus on private pay-patients and growing our population of Medicare rehabilitation patients. In addition, we continue to focus on managing our labor costs and increasing our labor efficiency.

•	Increase cash flow growth from existing assets. We believe we can grow revenue and operating cash flow by improving the utilization of existing assets. We plan to pursue this initiative by expanding our offering of services, and by reducing our use of outsourced services to provide care for higher complexity patients, which will allow us to capture additional revenues and cash flow per patient. We believe we will be able to pursue this strategy with minimal additional capital expenditures.

•	Construction and acquisition of new facilities. We seek to selectively construct and acquire individual skilled nursing and assisted living facilities as well as rehabilitation and home health businesses that complement our existing business. We will focus on acquiring and constructing facilities in our existing markets that offer attractive demographics and enable us to achieve operating synergies. For example, during 2002 we completed construction of three new facilities and at December 31, 2002, we had 16 existing facilities under construction to expand the number of beds in those facilities. As these facilities open and increase occupancy during their start-up phase, they should provide us with the margin improvement and earnings growth characteristic of mature facilities. In addition, we believe difficult operating conditions in the industry over the past several years provide opportunities for us to acquire selectively strategic facilities at attractive prices.

•	Vertical integration and service expansion. Our strategy is to continue to expand services such as home health care, hospice care and outpatient therapy which extend our coverage along the continuum of health care services and allow us to capture a greater share of health care expenditures in our key markets. For example, our home health and hospice care business, which was enhanced by the acquisition of In Home Health, Inc. in 2000, now has 88 offices in 24 states and generated annual revenues of approximately $285.0 million for the year ended December 31, 2002.

•	Provider networks and joint ventures. In addition to other growth initiatives, we expect to focus on further expansion of our provider networks by establishing new relationships with physicians, hospitals and other health care organizations within our existing markets. We will also evaluate and expect to enter into joint ventures which will allow us to develop new business lines and enter new markets. We anticipate that these joint ventures will allow us to leverage the expertise and market knowledge of our partners and minimize the capital costs to develop and grow these businesses.

Industry overview

According to the Centers for Medicare & Medicaid Services, which we refer to as CMS, total U.S. health care spending is expected to grow at an annual average rate of 7.2% from 2002 through 2010. By these estimates, health care expenditures will account for approximately $2.7 trillion, or 17.1%, of the gross domestic product by 2010. The nursing home care segment of the U.S. health care industry encompasses a broad range of health care services provided in skilled nursing facilities, including traditional skilled nursing care and specialty medical services. Nursing home expenditures represent one of the largest components of the total national health care spending, totaling $98.9 billion in 2001. According to Managed Care Digest, the long-term care industry consisted of approximately 15,239 skilled nursing facilities and 1,717,497 nursing home beds at December 31, 2001. According to United States Census Bureau estimates, as of July 2002 there were approximately 35.3 million people over the age of 65 in the United States and this number is expected to grow by 52% to 53.7 million by 2020. The fastest growing segment of the population is comprised of people over the age of 85. There were estimated to be approximately 4.6 million people 85 years of age or older as of July 2002 and growth rates for this segment are expected to average 2.2% per year from 2002 through 2020. We believe that demand for long-term care will continue to grow due to longer average life expectancy, the growing segment of the U.S. population over 85 years of age, and cost-containment efforts by payors to encourage shorter stays in acute care facilities. CMS predicts that nursing home expenditures will grow from $103.7 billion in 2002 to $178.8 billion in 2012, representing a 5.6% compounded annual growth rate.

Throughout the 1990s, there were numerous initiatives on the federal and state levels to achieve comprehensive reforms affecting the payment for, and availability of, health care services. Aspects of these initiatives included changes in reimbursement regulation by the Health Care Financing Administration (now CMS) and enhanced pressure to contain health care costs by Medicare, Medicaid and other payors. The 1997 passage of the Balanced Budget Act of 1997 was designed to reduce and control the rate of increase in Medicare expenditures for services rendered by various providers. Specifically, the Balanced Budget Act of 1997 eliminated the previously existing “cost-based” reimbursement and implemented a prospective payment system, which reimbursed nursing home providers based on health care services required by various categories of patients. In November 1999, Congress passed the SCHIP Balanced Budget Refinement Act of 1999. In addition, in December 2000 Congress passed the Medicare, Medicaid, and SCHIP Benefits Improvement and Protection Act of 2000. Both the SCHIP Balanced

Budget Refinement Act of 1999 and the SCHIP Benefits Improvement and Protection Act of 2000 redressed certain reductions in Medicare reimbursement resulting from the Balanced Budget Act of 1997. Some of the increases in Medicare reimbursement for skilled nursing facilities provided for under the SCHIP Balanced Budget Refinement Act of 1999 and the SCHIP Benefits Improvement and Protection Act of 2000 expired on September 30, 2002, the so-called “Medicare cliff”. Congress has not enacted additional legislation to date to further extend these reimbursement provisions, and it is unclear as to whether Congress will increase or decrease reimbursement in the future. We believe that much of the decrease in revenues from the Medicare cliff will be offset by both a shift in the mix of our patients to a higher percentage of Medicare and insurance, as well as the Medicare statutory inflationary increases effective October 1, 2003. In addition, the Centers for Medicare & Medicaid Services has proposed an increase to the annual update to correct forecast errors in prior year rates.

We believe we are well positioned to take advantage of favorable demographic and growth trends in the health care industry.

Summary of the Terms of the Exchange Offer

Old notes	On April 15, 2003 we completed a private offering of the old notes, which consist of $200,000,000 aggregate principal amount of 6.25% Senior Notes due 2013. In connection with the initial sale of the old notes, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer.

The exchange offer	We are offering to issue up to $200,000,000 aggregate principal amount of our 6.25% Senior Notes due 2013, which have been registered under the Securities Act, in exchange for an equal aggregate principal amount of our outstanding unregistered notes.

The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidation damages provisions and the transfer restrictions that apply to the old notes, do not apply to the new notes.

You may tender old notes only in $1,000 increments. Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn before the exchange offer expires. We discuss these conditions in “The Exchange Offer—Terms of the Exchange Offer.” We will cause the exchange to be effected promptly after the exchange offer expires.

Resale of the new notes	We believe that the new notes issued in the exchange offer may be offered for sale, resold or otherwise transferred by you, without compliance with the registration and prospectus delivery requirements of the Securities Act, if you:

•	acquire the new notes in the ordinary course of your business;

•	are not engaging in and do not intend to engage in a distribution of the new notes;

•	do not have an arrangement or understanding with any person to participate in a distribution of the new notes;

•	are not an affiliate of ours within the meaning of Rule 405 under the Securities Act; and

•	are not a broker-dealer that acquired the old notes directly from us.

If any of these conditions is not satisfied and you transfer any new notes without delivering a proper prospectus or without qualifying for an exemption from registration, you may incur liability under the Securities Act. In addition, if you are a broker-dealer seeking to receive new notes for your own account in exchange for old notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any offer to resell, or any resale or other transfer of the new notes that you receive in the exchange offer. See “Plan of Distribution.”

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless we extend it.

Withdrawal	You may withdraw the tender of your old notes at any time before the exchange offer expires. We will return to you any of your old notes that we do not accept for exchange for any reason, without expense to you, promptly after the exchange offer expires or terminates.

Interest on the new notes and the old notes	The new notes will bear interest at the rate of 6.25% per year beginning April 15, 2003. This interest will be payable semi-annually on each May 1 and November 1, with the first payment on November 1, 2003. We will not pay interest on the old notes after we accept them for exchange. See “The New Notes.”

Conditions to the exchange offer	The exchange offer is subject to various conditions. We reserve the right to terminate or amend the exchange offer at any time before the expiration date if various specified events occur. The exchange offer is not conditioned upon any minimum principal amount of outstanding old notes being tendered. See “The Exchange Offer—Conditions of the Exchange Offer.”

Procedures for tendering old notes	If you wish to tender your old notes, you must cause the following to be transmitted to and received by the exchange agent no later than 5:00 p.m., New York City time, on the expiration date:

•	a confirmation of the book-entry transfer of the tendered old notes into the exchange agent’s account at The Depository Trust Company;

•	a properly completed and duly executed transmittal letter in the form accompanying this prospectus, with any required signature guarantees, or, at your option in the case of a book entry tender, an agent’s message in lieu of the transmittal letter; and

•	any other documents required by the transmittal letter.

Guaranteed delivery procedures	If you wish to tender your old notes and you cannot cause the old notes or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures.”

Special procedures for beneficial owners	If you are the beneficial owner of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee and you wish to participate in the exchange offer, you should promptly contact the person in whose name your outstanding old notes are registered and instruct that person to tender your old notes on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Representations of tendering holders	By tendering old notes pursuant to the exchange offer, you will, in addition to other customary representations, represent to us that you:

•	are acquiring the new notes in the ordinary course of business;

•	are not engaging in a distribution of the new notes;

•	have no arrangement or understanding with any person to participate in a distribution of the new notes;

•	are not an affiliate of ours, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act; and

•	are not a broker-dealer tendering old notes acquired directly from us.

Acceptance of old notes and delivery of new notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all old notes that are properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will cause the exchange to be effected promptly after the exchange offer expires.

Exchange agent	National City Bank is serving as exchange agent for the exchange offer.

Federal income tax considerations	The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Considerations.”

Consequences of failing to exchange your old notes	The exchange offer satisfies our obligations and your rights under the registration rights agreement. After the exchange offer is completed, you will not be entitled to any registration rights with respect to your old notes.

Therefore, if you do not exchange your old notes, you will not be able to reoffer, resell or otherwise dispose of your old notes unless:

•	you comply with the registration and prospectus delivery requirements of the Securities Act; or

•	you qualify for an exemption from the Securities Act registration requirements.

Appraisal or dissenters’ rights	You will have no appraisal or dissenters’ rights in connection with the exchange offer.

Use of proceeds	We will not receive any proceeds from the issuance of new notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.

Summary of the Terms of the New Notes

     The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions that apply to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes. The new notes and the old notes will be governed by the same indenture.

     The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled “The New Notes.” For purposes of the description of the notes included in this prospectus, references to the “Company,” “Issuer,” “us,” “we” and “our” refer only to Manor Care, Inc. and do not include our subsidiaries.

Issuer	Manor Care, Inc.

Securities	$200,000,000 in principal amount of 6.25% Senior Notes due 2013.

Maturity	May 1, 2013

Interest payment dates	May 1 and November 1 of each year, commencing November 1, 2003.

Optional redemption	The new notes will be redeemable, at our option, in whole at any time or in part from time to time, at a redemption price equal to the greater of:

1.		100% of their principal amount plus accrued but unpaid interest to the date of redemption, or

2.	(a)	the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to the date of maturity (except for currently accrued but unpaid interest) discounted to the date of redemption, on a semi-annual basis, at the treasury rate plus 50 basis points, plus

	(b)	accrued but unpaid interest to the date of redemption.

When we refer to the treasury rate, we mean the treasury rate at the time of redemption for treasury notes with a maturity comparable to the remaining term of the notes, determined as described in “The New Notes.”

Change of control	Upon a change of control that is accompanied by a ratings decline, you may require us to repurchase your notes, in whole or in part, at a purchase price equal to 101% of the principal amount of your notes plus accrued but unpaid interest to the purchase date.

Guarantees; Elimination; Reinstatement	The new notes will be guaranteed by Manor Care of America, Inc., our wholly-owned subsidiary, and each of our existing and future subsidiaries that guarantees the obligations of Manor Care of America, Inc. under its $150.0 million principal amount of 7½% Senior Notes due 2006, guarantees our obligations under our $200.0 million principal amount of 8% Senior Notes due 2008, guarantees our obligations under the $100.0 million principal amount of Convertible Senior Notes and guarantees our obligations under our senior credit facility. The guarantees are unsecured senior indebtedness of our subsidiary guarantors.

If the obligations of any subsidiary guarantor under the 2006 Notes, the 2008 Notes, the Convertible Senior Notes and our senior credit facility terminate, that subsidiary guarantor will also be released from its obligations under its subsidiary guarantee. If an existing or future subsidiary of ours guarantees any of our debt, then that subsidiary will guarantee our debt under the new notes.

Ranking	The notes will rank equally in right of payment with all our existing and future unsecured senior debt and are senior in right of payment to all our future subordinated debt. The indenture does not limit the amount of debt that we or our subsidiaries may incur. The guarantees will rank equally in right of payment with the existing and future unsecured senior debt of our subsidiary guarantors and will be senior in right of payment to the future subordinated debt of our subsidiary guarantors. The notes and the guarantees will effectively rank junior to any secured debt of ours or our subsidiary guarantors, to the extent of the assets securing that debt. If the guarantees of the notes are eliminated, the notes will be structurally junior to all liabilities of our subsidiaries.

Covenants	We will issue the notes under an indenture with National City Bank, as trustee. The indenture, among other things, restricts our ability to:

•	incur or permit to exist liens;

•	engage in transactions with our affiliates;

•	enter into sale and lease-back transactions; and

•	merge or consolidate with or into other companies.

Use of proceeds	We will not receive any proceeds from the exchange offer. For a description of the use of proceeds from the offering of the old notes, see “Use of Proceeds.”

Form of the new notes	The new notes will be represented by one or more permanent global securities in registered form deposited with National City Bank, as custodian, for the benefit of The Depository Trust Company. You will not receive notes in registered form unless one of the events set forth under the heading “Book-Entry, Delivery and Form” occurs. Instead, beneficial interests in the new notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by The Depository Trust Company for its participants.

Transfer restrictions; Absence of a public market for the notes	There has been no public market for the old notes, and we do not anticipate that an active market for the new notes will develop. We do not intend to apply to list the new notes on any securities exchange or to include them in any automated quotation system. We cannot make any assurances regarding the liquidity of the market for the new notes, your ability to sell your new notes or the price at which you may sell your new notes. See “Plan of Distribution.”

Summary consolidated financial data

The following summary of our consolidated financial information with respect to the years ended December 31, 2002, 2001 and 2000 and the three months ended March 31, 2003 and 2002 should be read in conjunction with “Selected historical consolidated financial data” contained elsewhere in this prospectus and “Management’s discussion and analysis of financial condition and results of operations”, and our consolidated financial statements and related notes contained elsewhere in our annual report on Form 10-K for the year ended December 31, 2002 and our quarterly report on Form 10-Q for the quarter ended March 31, 2003, which we incorporate by reference into this prospectus. See “Documents Incorporated by Reference”.

	For the 3 months ended
	March, 31,				For the Year Ended December 31,

(Dollars in thousands, except per share, ratios
and segment data)	2003		2002		2002		2001		2000

	(unaudited)
Results of operations
Revenues	$730,520		$715,987		$2,905,448		$2,694,056		$2,380,578
Income before other income (expenses), income taxes and minority interest	56,650		63,961		213,715		178,995		138,579
Income before cumulative effect	31,128		33,739		131,864		68,490		39,055
Diluted earnings per share —
Income before cumulative effect	$0.33		$0.33		$1.33		$0.66		$0.38
Cash flow data
Net cash provided by operating activities	$80,741		$96,211		$283,293		$283,427		$210,149
Net cash used in investing activities	(33,315)		(19,930)		(37,745)		(157,881)		(124,677)
Net cash used in financing activities	(61,936)		(82,603)		(241,685)		(123,798)		(72,816)
Other financial data
Interest expense	8,875		9,944		37,651		50,800		60,733
Capital expenditures	24,422		23,367		96,615		96,121		127,008
Acquisitions	10,868		682		37,331		69,806		22,263
Ratio of earnings to fixed charges(1)	5.2	x	5.4	x	5.1	x	2.9	x	1.7	x
Balance sheet data
Total assets	$2,286,611		$2,405,879		$2,306,932		$2,424,071		$2,358,468
Total debt	611,572		668,586		640,535		721,218		804,533
Total shareholders’ equity	1,015,382		1,050,684		1,016,047		1,046,538		1,012,729
Skilled nursing and assisted living segment data
Number of facilities	366		366		366		355		354
Number of beds	46,662		46,820		46,652		46,281		46,020

(1) Earnings in the ratio of earnings to fixed charges represent the Company’s income before income taxes and minority interest that have been adjusted to exclude (i) the effect of any fixed charges that reduced such earnings and (ii) the undistributed income or losses of affiliates accounted for by the equity method, except for losses of equity method affiliates whose debt is guaranteed by the Company.

Fixed charges include interest expense, whether or not classified as such in the earnings statement, as well as the portion of rental expense that is estimated to represent the interest portion (approximately 40%). Interest expense includes capitalized interest, interest on guaranteed debt of an equity method affiliate that is incurring losses, and interest on the Company’s loans against the cash surrender value of corporate-owned life insurance (COLI).

Ratio of earnings to fixed charges

In the following table, we provide you with our historical and pro forma ratios of earnings to fixed charges for the 3 months ended March 31, 2003 and 2002 and the years ended December 31 of the dates indicated:

	Q1	Q1

	2003	2002	2002	2001	2000	1999	1998

Ratio(1)	5.2x	5.4x	5.1x	2.9x	1.7x	—	—

(1)  No fixed charge coverage ratio result is shown for 1998 and 1999 because earnings are insufficient to cover fixed charges by $38.6 million and $108.8 million, respectively.

Earnings in the ratio of earnings to fixed charges represent our income from continuing operations before taxes and minority interest that have been adjusted to exclude (i) the effect of any fixed charges that reduced such earnings and (ii) the undistributed income or losses of affiliates accounted for by the equity method, except for losses of equity method affiliates whose debt we guarantee.

Fixed charges include interest expense, whether or not classified as such in the earnings statement, as well as the portion of rental expense that is estimated to represent the interest portion – approximately 40%. Interest expense includes capitalized interest, interest on guaranteed debt of an equity method affiliate that is incurring losses, and interest on our loans against the cash surrender value of corporate owned life insurance.

General

Manor Care, Inc. is a Delaware corporation. Our principal executive offices are located at 333 North Summit Street, Toledo, Ohio 43604-2617 and our telephone number at that address is (419) 252-5500. Our website is located at www.manorcare.com. The information on our website is not part of this prospectus.

RISK FACTORS

     Our business, operations and financial condition are subject to various risks. We describe some of these risks below, and you should take these risks into account in deciding whether to participate in the exchange offer proposed in this prospectus. This section does not describe all risks applicable to us, our industry or our business, and we intend it only as a summary of certain material factors.

You may be adversely affected if you do not exchange your notes.

     If you do not exchange your old notes for new notes pursuant to the exchange offer, you will continue to be subject to the transfer restrictions on your old notes. You will have no further registrations rights. The transfer restrictions on your old notes arise because we issued the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from those requirements. We do not intend to register the old notes under the Securities Act. In addition, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. In those circumstances, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected. See “The Exchange Offer — Consequences of Failure to Exchange Old Notes.”

There is no public market for the new notes, so you may be unable to sell them.

     We will not list the new notes on any securities exchange. These new notes are new securities for which there is currently no market. The notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. We have been advised by the initial purchasers that they intend to make a market in the new notes, as well as the old notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and their market making activities may be limited during our exchange offer. Therefore, we cannot assure you that an active market for the new notes will develop.

If a market develops for the new notes, the notes might trade at volatile prices.

     If a market develops for the new notes, the notes might trade at prices higher or lower than their initial public offering price. The trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.

You must tender the old notes in accordance with proper procedures in order to ensure the exchange will occur.

     We will only exchange old notes for new notes if you follow the proper procedures, as detailed in this prospectus. We will issue the new notes in exchange for the old notes if the exchange agent receives the old notes or a book-entry confirmation, a properly completed and executed transmittal letter, or an agent’s message, and all other required documentation in a timely manner. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. In addition, if you are an affiliate of ours or you tender the old notes in the exchange offer in order to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution.”

Our indebtedness could adversely affect our financial health and make it more difficult for us to fulfill our obligations under the notes.

At March 31, 2003, our total consolidated indebtedness was $611.6 million. After giving effect to the issuance of the old notes and the concurrent issuance of the Convertible Senior Notes and establishment of our new three year senior revolving credit facility, and the use of proceeds from those transactions, including the repurchase of $25.0 million of our common stock, at March 31, 2003, our total consolidated indebtedness would have been approximately $675.0 million.

Our indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions, working capital, capital expenditures and other general corporate purposes;

•	limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow a significant amount of additional funds;

•	limit, along with the financial and other restrictive covenants in our indebtedness, our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

We may be able to incur additional indebtedness in the future which could intensify the risks listed above. The indenture relating to the notes does not limit the amount of debt that we or our subsidiaries may incur.

Our business is conducted through our subsidiaries.

Our operations are conducted through our subsidiaries. As a result, we depend on dividends, loans or advances, or payments from our subsidiaries to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as, in the future, agreements to which our subsidiaries may be a party. Although the notes are guaranteed by the subsidiary guarantors, each guarantee is subordinated to all secured debt of the relevant subsidiary guarantor. Moreover, not all of our subsidiaries are guarantors. For the year ended December 31, 2002, our non-guarantor subsidiaries represented less than 3.0% of our revenues, assets and income before income taxes and minority interest.

Not all of our subsidiaries are guarantors and assets of non-guarantor subsidiaries may not be available to make payments on the notes and our subsidiary guarantees may be released in the future if certain events occur.

Our existing and future subsidiaries that do not guarantee the obligations of our wholly-owned subsidiary Manor Care of America, Inc., which we refer to as MCA, under its $150.0 million principal amount of 7 1/2% Senior Notes due 2006, or our obligations under our $200.0 million principal amount 8% Senior Notes due 2008, are also not guarantors of the notes or the Convertible Senior Notes. Payments on the new notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries which do not guarantee the notes unless those assets are transferred, by dividend or otherwise, to us or a subsidiary guarantor.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt, including their trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. For the year ended December 31, 2002, our non-guarantor subsidiaries represented less than 3.0% of our revenues, assets and income before income taxes and minority interest.

Each subsidiary guarantor that is released from its obligations under MCA’s 7 1/2% Senior Notes due 2006 or any related guarantees, its obligations under our 8% Senior Notes due 2008 or any related guarantees, its obligations under the Convertible Senior Notes or any related guarantees, its obligations under our senior revolving credit facility and any guarantee with respect to such credit facility will also be released as a guarantor under the notes. Upon such release, the notes will effectively rank junior to all liabilities of such subsidiary, whether or not such liabilities are secured or unsecured.

Although your notes are referred to as “senior notes”, and the subsidiary guarantees are senior obligations of our subsidiaries, each will be effectively subordinated to our secured debt and any secured liabilities of our subsidiaries.

The notes will effectively rank junior to any of our secured debt or any secured debt of our subsidiaries, to the extent of the assets securing that debt. In the event of bankruptcy, liquidation, reorganization or other winding up of Manor Care, our assets that secure secured debt will be available to pay obligations on the notes only after that secured debt has been repaid in full from these assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. The guarantees of the notes will similarly effectively rank junior to any secured debt of the applicable subsidiary, to the extent of the assets securing that debt. In addition to the guarantees of the credit facilities, MCA’s 7 1/2% Senior Notes due 2006 and our 8% Senior Notes due 2008, subsidiaries of the Company had additional indebtedness of $25.9 million as of March 31, 2003, substantially all of which was secured.

A change in control may adversely affect us or the notes.

Our $200.0 million three-year senior revolving credit facility provides that certain change of control events with respect to us will constitute a default. In addition, future debt we incur may limit our ability to repurchase the notes upon a change of control or require us to offer to redeem that future debt upon a change of control. Moreover, if you or other investors in our notes exercise the repurchase right for a change of control, it may cause a default under that debt, even if the change of control itself does not cause a default, due to the financial effect of such a purchase on us. Finally, if a change of control event occurs, we cannot assure you that we will have enough funds to repurchase all the notes.

Furthermore, the change in control provisions may in certain circumstances make more difficult or discourage a takeover of Manor Care and the removal of incumbent management.

Our business and financial results depend on our ability to generate sufficient cash flows to service our debt or refinance our debt on commercially reasonable terms.

Our ability to make payments on and to refinance our debt and to fund planned expenditures depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our $200.0 million three-year senior revolving credit facility will depend on our satisfying various covenants. These covenants, among other things:

•	limit our ability and the ability of our subsidiaries to borrow and to place liens on our assets or their assets;

•	require us to comply with a debt to capitalization ratio test, fixed charge coverage ratio test and leverage ratio test;

•	limit our ability to merge with other parties or sell all or substantially all of our assets;

•	limit our and our subsidiaries’ ability to make certain acquisitions and to dispose of assets; and

•	limit our ability to pay dividends and redeem capital stock.

We cannot assure you that our business will generate cash flows from operations or that future borrowings will be available to us under our $200.0 million three-year senior revolving credit facility in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs.

Our inability to generate sufficient cash flow to service our debt would have a material adverse effect on our business and results of operations.

We may make acquisitions that could subject us to a number of operating risks.

We anticipate that we may continue to make acquisitions of, investments in, and strategic alliances with complementary businesses to enable us to add services for our core customer base and for adjacent markets, and to expand each of our businesses geographically. However, implementation of this strategy entails a number of risks, including:

•	inaccurate assessment of undisclosed liabilities;

•	entry into markets in which we may have limited or no experience;

•	diversion of management’s attention from our core business;

•	difficulties in assimilating the operations of an acquired business or in realizing projected efficiencies and cost savings; and

•	increase in our indebtedness and a limitation in our ability to access additional capital when needed.

Certain changes may be necessary to integrate the acquired businesses into our operations, to assimilate many new employees and to implement reporting, monitoring, compliance and forecasting procedures. Obtaining anticipated revenue synergies or cost reductions are also a risk in many acquisitions.

We depend upon reimbursement by third-party payors.

Substantially all of our revenues are derived from private and governmental third-party payors. In 2002, approximately 31% of our revenues were derived from Medicare, 33% from Medicaid and approximately 36% from commercial insurers, managed care plans, workers’ compensation payors and other private pay revenue sources. There are increasing pressures from many payors to control health care costs and to reduce or limit increases in reimbursement rates for medical services. Governmental payment programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative or executive orders and government funding restrictions, all of which may materially increase or decrease the rate of program payments to us for our services. Due to budgetary shortfalls, many states are considering or have enacted cuts to their Medicaid programs, including funding for our services. In the recent past, we have experienced a decrease in revenues primarily attributable to declines in government reimbursement as a result of the Balanced Budget Act of 1997. Although certain rate reductions resulting from the Balanced Budget Act of 1997 were mitigated by the SCHIP Balanced Budget Refinement Act of 1999 and the SCHIP Benefits Improvement and Protection Act of 2000, the Balanced Budget Act of 1997 significantly changed the method of payment under the Medicare and Medicaid programs for our services. There can be no assurances that payments from governmental or private payors will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. Our financial condition and results of operations may be affected by the reimbursement process, which in the health care industry is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled.

Certain of the increases in Medicare reimbursement for skilled nursing facilities provided for under the SCHIP Balanced Budget Refinement Act of 1999 and the SCHIP Benefits Improvement and Protection Act of 2000 expired on September 30, 2002, the so-called “Medicare cliff”. Congress has not enacted additional legislation to date to further extend these provisions. No assurances can be given as to whether Congress will increase or decrease reimbursement in the future, the timing of any action or the form of relief, if any, that may be enacted. We believe that much of the decrease in revenues from the Medicare cliff will be offset by a shift in the mix of our patients to a higher percentage of Medicare and insurance, as well as the Medicare statutory annual inflationary increase effective October 1, 2003.

We are subject to periodic audits by the Medicare and Medicaid programs, and the paying agencies for these programs have various rights and remedies against us if they assert that we have overcharged the programs or failed to comply with program requirements. Such payment and government agencies could seek to reopen previously filed and reviewed cost reports and to require us to repay any overcharges, or could make deductions from future amounts due to us. As a result of these audits, such agencies are reviewing our cost reports and the payments that we received prior to the implementation of the prospective payment system. We could also be subject to civil false claims assessments, fines, criminal penalties or program exclusions as a result of Department of Justice and/or the Office of Inspector General, U.S. Department of Health and Human Services’ review of any such program violations. Private pay sources also reserve rights to conduct audits and make monetary adjustments.

If we fail to comply with extensive laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

The health care industry, including our company, is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

•	licensure and certification;

•	adequacy and quality of health care services;

•	qualifications of health care and support personnel;

•	quality of medical equipment;

•	confidentiality, maintenance and security issues associated with medical records;

•	relationships with physicians and other referral sources;

•	operating policies and procedures;

•	addition of facilities and services; and

•	billing for services.

Many of these laws and regulations are expansive, and we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In addition, certain regulatory developments, such as revisions in the building code requirements for assisted living and skilled nursing facilities, mandatory increases in scope and quality of care to be offered to residents and revisions in licensing and certification standards, could have a material adverse effect on us. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.

If we fail to comply with applicable laws and regulations, we could be subjected to liabilities, including criminal penalties, civil penalties (including the loss of our licenses to operate one or more of our facilities) and exclusion of one or more of our facilities from participation in the Medicare, Medicaid and other federal and state health care programs.

Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of health care companies and, in particular, skilled nursing facilities and home health agencies. These investigations relate to a wide variety of topics, including:

•	cost reporting and billing practices;

•	quality of care;

•	financial relationships with referral sources; and

•	medical necessity of services provided.

In addition, the Office of the Inspector General of the U.S. Department of Health and Human Services and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Such initiatives include review of:

•	the appropriateness of therapy services provided to Medicare beneficiaries in skilled nursing facilities;

•	appropriate cost allocation between the Medicare-certified and non-certified portions of the facility; and

•	billing for ancillary supplies, resident assessments and quality of care.

Like others in the health care industry, we receive requests for information from governmental agencies in connection with their regulatory or investigational authority. Moreover, health care providers are also subject to the federal False Claims Act amendments which in 1986 made it easier for private parties to bring “qui tam” whistleblower lawsuits against companies. Some states have adopted similar state whistleblower and false claims provisions. See “Business-Regulation and licenses” contained in our annual report on Form 10-K for the year ended December 31, 2002, which we incorporate by reference into this prospectus.

We are required to comply with laws governing the transmission and privacy of health information.

The Health Insurance Portability and Accountability Act of 1996 requires us to comply with standards for the exchange of health information within our company and with third parties, such as payors, business associates and patients. These include standards for common health care transactions, such as claims information, plan eligibility, payment information and the use of electronic signatures; unique, identifiers for providers, employers, health plans and individuals; security; privacy; and enforcement.

The Department of Health and Human Services finalized the transaction standards on August 17, 2000. While we initially were required to comply with them by October 16, 2002, Congress passed legislation in December 2001 that delayed for one year (until October 16, 2003) the compliance date, but only for entities that submitted a compliance plan to the Department of Health and Human Services by the original implementation deadline, which we did. On February 20, 2003, the Department of Health and Human Services published certain modifications to the final transaction standards, but these changes do not affect the October 16, 2003 compliance deadline. The Department of Health and Human Services issued the privacy standards on December 28, 2000, and, after certain delays, they became effective on April 14, 2001, with a compliance date of April 14, 2003. Sanctions for failing to comply with the Health Insurance Portability and Accountability Act of 1996 health information practices provisions include criminal penalties and civil sanctions. The security standards became effective on April 21, 2003, with a compliance date of April 21, 2005 for most covered entities.

If we fail to comply with these standards, we could be subject to criminal penalties and civil sanctions. See “Business-Regulation and licenses-Health information practices” contained in our annual report on Form 10-K for the year ended December 31, 2002, which we incorporate by reference into this prospectus.

State efforts to regulate the construction or expansion of health care providers could impair our ability to expand our operations.

Some states require health care providers (including skilled nursing facilities, home health agencies, hospices and assisted living facilities) to obtain prior approval, known as a certificate of need, for:

•	the purchase, construction or expansion of health care facilities;

•	capital expenditures exceeding a prescribed amount; or

•	changes in services or bed capacity.

To the extent that we require a certificate of need or other similar approvals to expand our operations, either by acquiring facilities or expanding or providing new services or other changes, our expansion could be adversely affected by the failure or inability to obtain the necessary approvals, changes in the standards applicable to those approvals, and possible delays and expenses associated with obtaining those approvals. We cannot assure you that we will be able to obtain certificate of need approval for all future projects requiring that approval.

If certain of our operations are found not to qualify for an exception under Medicare’s related party rule, we may be required to return payments we received in the past.

Before the Medicare program implemented the prospective payment system for skilled nursing facilities, it limited certain allowable costs for items and services provided by companies that are associated or affiliated with a Medicare provider or have control of, or are controlled by, a Medicare provider. Many state Medicaid programs have adopted the same rule in determining costs that will be included in the payment rates. Unless a provider qualifies for the exception to the related party rule, the Medicare program will only reimburse the provider for the cost incurred by the related party in providing products or services, rather than the related party’s charge. An organization can qualify for the exception to the related party rule by meeting the following criteria:

•	the entities are bona fide separate organizations;

•	a substantial part of the supplying organization’s business activity is conducted with non-related organizations and there is an open, competitive market for the services or products;

•	the services or products are commonly obtained by a provider from other organizations and are not a basic element of patient care ordinary furnished directly to patients by the providers; and

•	the charge to the provider is in line with the charge for these services and products in the open market and no more than the charge made under comparable circumstances to others.

The Medicare program has taken the position for cost reporting years 1997 through 1999 that one of our subsidiaries providing rehabilitation management services is a related party and that certain fees paid to this entity should be adjusted based upon the related party rule. The Maryland Medicaid program has taken the same position, based upon the Medicare program’s position. We have appealed the decisions of the Medicare program and Maryland Medicaid program to adjust these fees. We have signed a settlement agreement with Medicare for cost reporting years 1997, 1998 and 1999 that involves a payment to Manor Care, which was not material to our financial results. We have also signed a settlement agreement with the State of Maryland for cost reporting years 1998 and 1999 related to three Manor Care nursing facilities that involves a payment to Manor Care, which is not expected to be material to our financial results. Other state Medicaid programs could take the same position as the Medicare program and the Maryland Medicaid program.

Health care reform legislation may affect our business.

In recent years, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. Aspects of certain of these health care initiatives, such as reductions in funding of the Medicare and Medicaid programs; potential changes in reimbursement regulations by the Centers for Medicare & Medicaid Services; enhanced pressure to contain health care costs by Medicare, Medicaid and other payors; and greater state flexibility and additional operational requirements in the administration of Medicaid, could adversely affect us. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation on us. That impact may be material to our financial condition or our results of operations.

We face national, regional and local competition.

Our nursing facilities compete primarily on a local and regional basis with many long-term care providers, some of whom may own as few as a single nursing center. Our ability to compete successfully varies from location to location depending on a number of factors, including the number of competing centers in the local market, the types of services available, quality of care, reputation, age and appearance of each center and the cost of care in each locality.

We also compete with a variety of other companies in providing assisted living services, rehabilitation therapy services and home health care services. Given the relatively low barriers to entry and continuing health care cost containment pressures in the assisted living industry, we expect that the assisted living industry will become increasingly competitive in the future. Increased competition in the future could limit our ability to attract and retain residents, to maintain or increase resident service fees, or to expand our business.

Labor costs may increase with a potential shortage of qualified personnel.

A shortage of nurses or other trained personnel and general inflationary pressures have required us to enhance our wage and benefits packages in order to compete for qualified personnel. Labor costs account for approximately 64% of the operating expenses of our long-term care segment in 2002. We compete with other health care providers to attract and retain qualified or skilled personnel. We also compete with various industries for lower-wage employees. Although we currently do not face a staffing shortage in all markets where we operate, we have used high-priced temporary help to supplement staffing levels in markets with shortages of health care workers, primarily in 2001 and 2000. If a shortage of nurses or other health care workers occurred in all geographic areas in which we operate, it could adversely affect our ability to attract and retain qualified personnel and could further increase our operating costs.

Our operations are subject to occupational health and safety regulations.

We are subject to a wide variety of federal, state and local occupational health and safety laws and regulations. Among the types of regulatory requirements faced by health care providers such as us are: air and water quality control requirements, occupational health and safety requirements (such as standards regarding blood-borne pathogens and ergonomics), waste management requirements, specific regulatory requirements applicable to asbestos, polychlorinated biphenyls and radioactive substances, requirements for providing notice to employees and members of the public about hazardous materials and wastes and certain other requirements. If we fail to comply with these standards, we may be subject to sanctions and penalties.

The cost of general and professional liability claims may increase.

The significant increase in patient care liability costs in the past three years is a critical issue for our industry. General and professional liability claims for the long-term care industry have become increasingly expensive. The long-term care industry received some assistance with the passage of a measure of tort reform in Florida in May 2001 that became fully effective on October 5, 2001. Despite those reforms, if patient care claims continue to increase in number and size, our future financial condition and operating results may be adversely affected.

We are subject to material litigation.

We are, and may in the future be, subject to litigation which, if determined adversely to us, could have a material adverse effect on our business or financial condition. In addition, some of the companies and businesses we have acquired have been subject to similar litigation. Pending, threatened or future litigation, whether or not described in this prospectus, could have a material adverse effect on our financial condition or our results of operations. See “Management’s discussion and analysis of financial condition and results of operations—Contingencies and commitments” and “Business—Litigation” contained in our annual report on Form 10-K for the year ended December 31, 2002, which we incorporate by reference into this prospectus.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from us or our subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

•	issued the guarantee to delay, hinder or defraud present or future creditors; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee,

and at the time it issued the guarantee:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining unencumbered assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if, at the time it incurred the debt:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•
if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be sure as to the standards that a court would use to determine whether or not the subsidiary guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to that subsidiary guarantor’s other debt.

If a case were to occur, any guarantee of the notes incurred by one or more of the subsidiary guarantors could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

A court could thus void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor’s other debt or take other action detrimental to holders of the notes.

We may repurchase our stock and reduce cash reserves and shareholders’ equity that is available for repayment of the notes.

We have in the past repurchased, and expect to continue to repurchase, our stock in the open market or in privately negotiated transactions. As of March 31, 2003, we had authority to repurchase $104.9 million of our common stock. As of April 8, 2003, $34.5 million of this amount had been utilized. In addition, on April 7, 2003, our board of directors authorized us to repurchase an additional $100.0 million of our common stock. Concurrently with our issuance of the old notes and the Convertible Senior Notes, we acquired $25.0 million of our common stock from purchasers of the Convertible Senior Notes. As of June 30, 2003, we had remaining authority to repurchase

$111.9 million of our common stock. In the future, we may purchase our stock with cash or other assets of Manor Care. These purchases may be significant. Any purchase would reduce cash and shareholders’ equity that is available to pay the notes.

We may purchase or sell assets which may increase senior debt or reduce cash flow respectively.

We frequently purchase and sell assets. Purchases may reduce cash or increase senior debt. We also sell assets, which may reduce our cash flow as earnings from sold operations are no longer available.

     The remainder of this prospectus uses some capitalized terms. We have defined these terms in a glossary beginning on page 57.

THE TRANSACTIONS

Concurrently with the offering of the old notes, we offered $90.0 million principal amount of Convertible Senior Notes due 2023. The initial purchasers of the Convertible Senior Notes were granted an over-allotment option to purchase up to $10.0 million principal amount of additional Convertible Senior Notes and exercised the full allotment of that option on April 28, 2003. In addition, we entered into a new $200.0 million three-year senior revolving credit facility on April 21, 2003. We used the combined proceeds of the offerings of the old notes and the Convertible Senior Notes to repay approximately $235.9 million of borrowings outstanding under our previous $500.0 million, five-year revolving credit facility, to purchase approximately $25.0 million of our common stock, to pay related fees and expenses, for general corporate purposes, including additional repurchases of our common stock, and to increase working capital. We refer to the offerings of the old notes and the Convertible Senior Notes and our establishment of the new three-year senior revolving credit facility in this prospectus collectively as the Transactions.

Convertible Senior Notes. Concurrently with the offering of the old notes, we offered $90.0 million principal amount of Convertible Senior Notes due 2023 in a separate offering. The initial purchasers of the Convertible Senior Notes were granted an over-allotment option to purchase up to $10.0 million principal amount of additional Convertible Senior Notes and exercised the full amount of that option on April 28, 2003. We may pay contingent interest to the holders of the Convertible Senior Notes. In addition, holders of the Convertible Senior Notes may convert their convertible senior notes at an initial conversion price of $31.12 per share of common stock based on the issue price of the notes (equivalent to an initial conversion rate of approximately 32.1337 shares of common stock per $1,000 principal amount of notes) which conversion price and conversion rate are subject to adjustment, prior to the stated maturity, in multiples of $1,000 principal amount, under the following circumstances:

•
if the average of the last reported sale prices of our common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to 120% of the conversion price per share of common stock on such conversion date; or

•	if the Convertible Senior Notes have been called for redemption; or

•	upon the occurrence of specified corporate transactions; or

•
if the credit ratings assigned to the Convertible Senior Notes by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services are below Ba3 and BB+, respectively, or the Convertible Senior Notes are no longer rated by at least one of these ratings agencies.

Revolving credit facility. On April 21, 2003, we entered into a new $200.0 million three-year senior revolving credit facility. The new senior revolving credit facility contains various covenants, restrictions and events of default. Among other things, these provisions require us to maintain certain financial ratios and impose certain limits on our subsidiaries’ ability to incur indebtedness, create liens, declare dividends, repurchase stock, dispose of assets and make acquisitions.

USE OF PROCEEDS

     We intend the exchange offer to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the old notes. We will not receive any cash proceeds from the issuance of the new notes pursuant to the exchange offer. Old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

     We received proceeds from the sale of the old notes (after deducting transaction fees and expenses) of $196.3 million. We received combined proceeds of $291.9 million from the Transactions (after deducting transaction fees and expenses). We used, or intend to use, the combined proceeds from the Transactions as follows: (i) approximately $235.9 million to repay all borrowings outstanding under our old $500.0 million five-year senior revolving credit facility, (ii) approximately $25.0 million to purchase our common stock concurrently with the issuance of the convertible notes, (iii) approximately $7.5 million to pay related fees and expenses; and (iv) the remainder for general corporate purposes, including additional repurchases of our common stock and to increase working capital. After giving effect to the Transactions and the use of proceeds from the Transactions, including the repurchase of $25.0 million of our common stock, as of June 30, 2003 approximately $161.4 million remained for future borrowing under the our senior revolving credit facility.

CAPITALIZATION

The following table sets forth our audited consolidated capitalization as of December 31, 2002, and sets forth our unaudited consolidated capitalization as of the three months ended March 31, 2003 on an actual basis, and an adjusted basis to give effect to all of the Transactions and the use of the proceeds from the Transactions, including the repurchase of $25.0 million of our common stock concurrently with the completion of the issuance of the convertible notes. This table should be read in conjunction with “Management’s discussion and analysis of financial condition and results of operations” and our consolidated financial statements and related notes incorporated by reference in this prospectus and “Selected historical consolidated financial and operating data” contained elsewhere in this prospectus.

		As of March 31, 2003 (unaudited)
	As of December 31,
(Dollars in thousands)	2002	Actual	Adjusted

Total debt (including current portion of long-term debt)
Five-year $500.0 million credit agreement(1)	$259,300	$235,900	$—
Three-year $200.0 million credit agreement(2)	—	—	—
7 1/2% senior notes due 2006(3)	149,795	149,810	149,810
8% senior notes due 2008	200,000	200,000	200,000
6.25% senior notes due 2013 offered hereby(4)	—	—	199,372
2.125% convertible notes due 2023	—	—	100,000
Mortgages and other notes	26,325	20,787	20,787
Capital lease obligations	5,115	5,075	5,075

Total debt	$640,535	$611,572	$675,044

Shareholders’ equity
Preferred stock, $0.01 par value, 5 million shares authorized	$—	$—	$—
Common stock, $0.01 par value, 300 million shares authorized, 111 million shares issued	1,110	1,110	1,110
Capital in excess of par value	349,304	346,966	346,966
Retained earnings(5)	1,006,295	1,037,088	1,036,929
Accumulated other comprehensive income (loss)	(11)	225	225
Treasury stock, at cost, 16.0 million, 17.6 million and 18.9 million shares, respectively(6)	(340,651)	(370,007)	(395,007)

Total shareholders’ equity	$1,016,047	$1,015,382	$990,223

Total capitalization	$1,656,582	$1,626,954	$1,665,267

(1)	We refinanced our five-year agreement through the Transactions. On April 15, 2003, the date we received the proceeds of the old notes and the Convertible Senior Notes, borrowings under the five-year agreement were reduced to zero.

(2)	There were no borrowings under the new three-year $200 million credit agreement upon closing of the Transactions. Excess proceeds from the convertible notes were used to increase working capital.

(3)	Net of unamortized discounts of $205,000 and $190,000, respectively.

(4)	Net of unamortized discount of $628,000.

(5)	Retained earnings has been adjusted to include the after-tax effect of the write off of the unamortized financing costs related to the five-year credit agreement.

(6)	Treasury stock includes the repurchase of $25.0 million of our common stock concurrently with the Transactions.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     In the following table, we provide you with our selected consolidated historical information and other operating data for the fiscal years ended December 31, 2002, 2001, 2000, 1999 and 1998, which have been audited by Ernst & Young LLP, independent auditors. We have prepared this consolidated selected financial information using our consolidated financial statements for the five years ended December 31, 2002. The selected historical information for the three months ended March 31, 2003 and 2002 has been derived from unaudited consolidated financial statements which are incorporated by reference into this prospectus. When you read this selected historical consolidated financial and other data, it is important that you read along with it the historical financial statements and related notes in our consolidated financial statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section incorporated by reference into this prospectus.

Five-year financial history

	For the 3 months ended
	March 31,
(Dollars in thousands, except
per share and other data)	2003	2002

	(unaudited)
Results of operations
Revenues	$730,520	$715,987
Expenses:
Operating	611,487	590,330
General and administrative	30,709	29,927
Depreciation and amortization	31,674	31,769
Provision for restructuring charge, merger expenses, asset impairment and other related charges	—	—

	673,870	652,026

Income from continuing operations before other income (expenses), income taxes and minority interest	56,650	63,961
Other income (expenses):
Interest expense	(8,875)	(9,944)
Gain (loss) on sale of assets	189	(944)
Impairment of investments	—	—
Equity in earnings of affiliated companies	1,541	736
Other income	701	609

Total other expenses, net	(6,444)	(9,543)

Income (loss) from continuing operations before income taxes and minority interest	50,206	54,418
Income taxes (benefit)	19,078	20,679
Minority interest income	—	—

Income (loss) from continuing operations	$31,128	$33,739

Earnings per share—
Income (loss) from continuing operations:
Basic	$.33	$.33
Diluted	$.33	$.33
Cash flows data
Cash flows from operations	$80,741	$96,211
Financial position
Total assets	$2,286,611	$2,405,879
Long-term debt	608,923	660,165
Shareholders’ equity	1,015,382	1,050,684
Skilled nursing and assisted living data
Number of facilities	366	368
Number of beds	46,662	46,936

[Additional columns below]

[Continued from above table, first column(s) repeated]

	For the Year Ended December 31,
(Dollars in thousands, except
per share and other data)	2002	2001	2000	1999	1998

Results of operations
Revenues	$2,905,448	$2,694,056	$2,380,578	$2,135,345	$2,209,087
Expenses:
Operating	2,401,636	2,271,808	2,016,764	1,697,459	1,715,575
General and administrative	131,628	115,094	104,027	89,743	96,017
Depreciation and amortization	124,895	128,159	121,208	114,601	119,223
Provision for restructuring charge, merger expenses, asset impairment and other related charges	33,574	—	—	14,787	278,261

	2,691,733	2,515,061	2,241,999	1,916,590	2,209,076

Income from continuing operations before other income (expenses), income taxes and minority interest	213,715	178,995	138,579	218,755	11
Other income (expenses):
Interest expense	(37,651)	(50,800)	(60,733)	(54,082)	(46,587)
Gain (loss) on sale of assets	30,651	(445)	506	—	—
Impairment of investments	—	—	(20,000)	(274,120)	—
Equity in earnings of affiliated companies	4,761	1,407	812	1,729	5,376
Other income	1,208	835	2,505	5,322	16,635

Total other expenses, net	(1,031)	(49,003)	(76,910)	(321,151)	(24,576)

Income (loss) from continuing operations before income taxes and minority interest	212,684	129,992	61,669	(102,396)	(24,565)
Income taxes (benefit)	80,820	61,502	21,489	(47,238)	21,597
Minority interest income	—	—	1,125	—	—

Income (loss) from continuing operations	$131,864	$68,490	$39,055	$(55,158)	$(46,162)

Earnings per share—
Income (loss) from continuing operations:
Basic	$1.34	$.67	$.38	$(.51)	$(.42)
Diluted	$1.33	$.66	$.38	$(.51)	$(.42)
Cash flows data
Cash flows from operations	$283,293	$283,427	$210,149	$137,110	$135,403
Financial position
Total assets	$2,306,932	$2,424,071	$2,358,468	$2,289,777	$2,722,727
Long-term debt	373,112	715,830	644,054	687,502	693,180
Shareholders’ equity	1,016,047	1,046,538	1,012,729	980,037	1,199,168
Skilled nursing and assisted living data
Number of facilities	366	368	354	346	360
Number of beds	46,652	47,035	46,020	45,715	47,138

The financial results represent the combined results of Health Care & Retirement Corporation and Manor Care of America, Inc., formerly known as Manor Care, Inc., for all periods presented.

We changed our method of accounting for our investment in In Home Health, Inc. over the past five years due to changes in ownership or control. In Home Health, Inc.’s financial results were consolidated after 1999 and recorded under the equity method in 1999 and 1998. We changed from consolidation to the equity method of accounting for

In Home Health, Inc. in 1998 as a result of modifications to a preferred stock agreement that changed our voting rights related to our preferred stock ownership. In Home Health, Inc.’s results are not included on the individual line items when recording under the equity method. For a consistent trend, you must add the amounts above with In Home Health, Inc.’s revenues of $84.3 million for 1999 and $87.7 million for 1998, and In Home Health, Inc.’s operating expenses of $72.2 million for 1999 and $83.7 million for 1998.

Ratio of earnings to fixed charges

In the following table, we provide you with our historical and pro forma ratios of earnings to fixed charges for the 3 months ended March 31, 2003 and 2002 and the years ended December 31 of the dates indicated:

	Q1	Q1	2002	2001	2000	1999	1998

	2003	2002

Ratio(1)	5.2x	5.4x	5.1x	2.9x	1.7x	—	—

(1)  No fixed charge coverage ratio result is shown for 1998 and 1999 because earnings are insufficient to cover fixed charges by $38.6 million and $108.8 million, respectively.

Earnings in the ratio of earnings to fixed charges represent our income from continuing operations before taxes and minority interest that have been adjusted to exclude (i) the effect of any fixed charges that reduced such earnings and (ii) the undistributed income or losses of affiliates accounted for by the equity method, except for losses of equity method affiliates whose debt we guarantee.

Fixed charges include interest expense, whether or not classified as such in the earnings statement, as well as the portion of rental expense that is estimated to represent the interest portion – approximately 40%. Interest expense includes capitalized interest, interest on guaranteed debt of an equity method affiliate that is incurring losses, and interest on our loans against the cash surrender value of corporate owned life insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2002 and the first quarter of 2003, National City Corporation and certain of its subsidiaries provided us and certain of our officers with commercial banking, private banking and trust services. Mr. Ormond is a director of National City Corporation and Mr. Siefers is an executive officer of that company and both served in these capacities during 2002 and the first quarter of 2003. The trustee with respect to the indenture and NatCity Investments, Inc., one of the initial purchasers of the old notes, are wholly-owned by National City Corporation.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

     We sold the old notes to the initial purchasers in a private offering on April 15, 2003. These initial purchasers resold the old notes to qualified institutional buyers under Rule 144A and outside the United States pursuant to Regulation S under the Securities Act. As of the date of this prospectus, $200.0 million aggregate principal amount of old notes are outstanding. In connection with the private offering of the old notes, we and our subsidiary guarantors entered into a registration rights agreement in which we and our subsidiary guarantors agreed to file a registration statement with the Securities and Exchange Commission relating to an offer to exchange the old notes and the guarantees under the Securities Act for new notes and guarantees.

     We have filed the registration rights agreement as an exhibit to the registration statement.

Effect of the Exchange Offer

     We believe that you may offer for resale, resell or otherwise transfer any new notes issued to you in the exchange offer without further registration under the Securities Act or delivery of a prospectus if you:

•	are acquiring the new notes in the ordinary course of your business;

•	are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes;

•	are not an affiliate of ours as defined in Rule 405 under the Securities Act; and

•	are not a broker-dealer who acquired old notes from us.

If you do not satisfy these criteria:

•	you will not be able to rely on the interpretations of the staff of the SEC in connection with any offer for resale, resale or other transfer of new notes; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available to you, in connection with any offer for resale, resale or other transfer of the new notes.

     Each broker-dealer that receives new notes for its own account in exchange for old notes it acquired as a result of market-making or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of its new notes. This will not be an admission by the broker-dealer that it is an underwriter within the meaning of the Securities Act. See “Plan of Distribution.”

Terms of the Exchange Offer

•	We will accept all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

•	You should read “—Expiration Date; Extensions; Amendments” below for an explanation of how the expiration date may be amended.

•	We will issue and deliver $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may exchange some or all of their old notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

•	By tendering old notes in exchange for new notes and by signing the transmittal letter—or delivering an agent’s message in lieu of the transmittal letter, you will be representing that, among other things:

(1) any new notes to be received by you will be acquired in the ordinary course of your business;

(2) you are not engaged in, and do not intend to engage in, and you have no arrangement or understanding with any person to participate in, a distribution of the new notes;

(3) you acknowledge and agree that any person who is a broker-dealer or is participating in the exchange offer for the purpose of distributing the new notes must comply with the registration and prospectus delivery requirements of the Securities Act; and

(4) you are not an affiliate of ours within the meaning of Rule 405 under the Securities Act.

•	The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions that apply to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture governing the old notes.

•	We are sending this prospectus and the transmittal letter to all registered holders of old notes as of the close of business on , 2003.

•	We are not conditioning the exchange offer upon the tender of any minimum amount of old notes.

•	The exchange offer is subject to the condition that the exchange offer not violate applicable law, rules or regulations or applicable interpretations of the staff of the SEC. See “—Conditions of the Exchange Offer.”

•	We may accept tendered old notes by giving oral or written notice to the exchange agent. We must promptly confirm oral notice in writing. The exchange agent will act as your agent for the purpose of receiving the new notes from us and delivering them to you.

•	You will not be required to pay brokerage commissions or fees or, subject to the instructions in the transmittal letter, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than taxes specified under “—Transfer Taxes.”

Expiration Date; Extensions; Amendments

     The exchange offer will expire at 5:00 p.m., New York City time, on,      , 2003, unless we, in our sole discretion, extend it. We may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by publicly announcing the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We must promptly confirm oral notice in writing. We may also accept all properly tendered old notes as of the expiration date and extend the expiration date in respect of the remaining outstanding old notes. We may, in our sole discretion:

•	amend the terms of the exchange offer in any manner;

•	delay acceptance of, or refuse to accept, any old notes not previously accepted;

•	extend the exchange offer; or

•	terminate the exchange offer.

     We will give prompt notice of any amendment to the registered holders of the old notes. If we materially amend the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment and we will extend the exchange offer to the extent required by law.

Procedures for Tendering

     Only a holder of old notes may tender them in the exchange offer. For purposes of the exchange offer, the term “holder” or “registered holder” includes any participant in The Depository Trust Company whose name appears on a security position listing as a holder of old notes.

     To tender in the exchange offer, you must cause the following to be transmitted to and received by the exchange agent no later than 5:00 p.m., New York City time, on the expiration date:

•	a confirmation of the book-entry transfer of the tendered old notes into the exchange agent’s account at The Depository Trust Company;

•	a properly completed and duly executed transmittal letter in the form accompanying this prospectus, with any required signature guarantees, or, at the option of the tendering holder in the case of a book-entry tender, an agent’s message in lieu of the transmittal letter; and

•	any other documents required by the transmittal letter.

     If you wish to tender your old notes and you cannot cause the old notes or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in this section under the heading “—Guaranteed Delivery Procedures.”

     If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to participate in the exchange offer, you should promptly contact the person through which you beneficially own your old notes and instruct that person to tender your old notes on your behalf. See “Instructions Forming Part of the Terms and Conditions of the Exchange Offer” included with the transmittal letter. If you wish to tender on your own behalf, you must, before completing and executing the transmittal letter and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     The tender by a holder of old notes will constitute an agreement between the holder, us and the exchange agent in accordance with the terms and subject to the conditions specified in this prospectus and in the transmittal letter. If a holder tenders less than all the old notes held, the holder should fill in the amount of old notes being tendered in the appropriate box on the transmittal letter. The exchange agent will deem the entire amount of old notes delivered to it to have been tendered unless the holder has indicated otherwise.

     The method of delivery of the transmittal letter and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent before the expiration date. Do not send your transmittal letter or other required documents to us.

Signature Requirements and Signature Guarantee

     You must arrange for an “eligible institution” to guarantee your signature on the transmittal letter or a notice of withdrawal, unless the old notes are tendered:

•	by the registered holder of the old notes; or

•	for the account of an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act.

The following are “eligible institutions:”

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; or

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an eligible guarantor institution.

     If a transmittal letter is signed by a person other than the registered holder of any old notes listed in the transmittal letter, the old notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder’s name appears on the old notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign or endorse any required documents, they should so indicate when signing, and unless waived by us, submit evidence satisfactory to us of their authority to so act with the transmittal letter.

Book-Entry Transfer

     The exchange agent will make a request promptly after the date of this prospectus to establish an account for the old notes. Once the exchange agent establishes the account, any financial institution that is a participant in The Depository Trust Company’s system may make book-entry delivery of old notes by causing The Depository Trust Company to transfer them into the exchange agent’s account for the old notes. However, the exchange agent will only exchange the old notes so tendered after it confirms their book-entry transfer into the exchange agent’s account, and receives an agent’s message and any other documents required by the transmittal letter in a timely manner.

     The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

•	The Depository Trust Company has received an express acknowledgment from a participant tendering old notes stating the aggregate principal amount of old notes that have been tendered by such participant;

•	the participant has received the transmittal letter and agrees to be bound by its terms; and

•	we may enforce this agreement against the participant.

     Although you may deliver old notes through The Depository Trust Company into the exchange agent’s account at The Depository Trust Company, you must provide the exchange agent a completed and executed transmittal letter with any required signature guarantee—or an agent’s message in lieu thereof—and all other required documents before the expiration date. If you comply with the guaranteed delivery procedures described below, you must provide the transmittal letter—or an agent’s message in lieu thereof—to the exchange agent within the time period provided. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

     If you wish to tender your old notes and (1) you cannot deliver the transmittal letter or any other required documents to the exchange agent before the expiration date or (2) you cannot complete the procedure for book-entry transfer on a timely basis, you may instead effect a tender if:

•	you make the tender through an eligible guarantor institution;

•	before the expiration date, the exchange agent receives from the eligible guarantor institution,

(a) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, specifying the name and address of the holder and the principal amount of the old notes tendered, stating that the tender is being made, and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the old notes being tendered,

(b) a properly completed and duly executed transmittal letter or a confirmation of a book-entry transfer into the exchange agent’s account at The Depository Trust Company and

(c) an agent’s message and any other documents required by the transmittal letter,

will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the old notes and transmittal letter or confirmation of a book-entry transfer into its account at The Depository Trust Company and an agent’s message and all other documents required by the transmittal letter within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

     Except as otherwise provided in this prospectus, you may withdraw tendered old notes at any time before 5:00 p.m., New York City time, on the expiration date. To do so, you must provide the exchange agent with a written or facsimile transmission notice of withdrawal before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	identify the old notes to be withdrawn, including the principal amount of the old notes and the name and number of the account at The Depository Trust Company to be credited; and

•	be signed by you in the same manner as the original signature on your transmittal letter, including any required signature guarantee, or be accompanied by transfer documents sufficient to permit the registrar to register the transfer of the withdrawn old notes into your name.

     Our determination shall be final and binding on all parties. We will not deem any old notes so withdrawn to be validly tendered for purposes of the exchange offer and will not issue new notes with respect to them unless the holder of these old notes validly retenders them. You may retender withdrawn old notes by following one of the procedures described above under “—Procedures for Tendering” at any time before the expiration date.

Determination of Validity

     We will determine all questions as to the validity, form, eligibility—including time of receipt— acceptance and withdrawal of the tendered old notes, and will interpret the terms and conditions of the exchange offer—including any instructions in the transmittal letter— in our sole discretion. Our determination will be final and binding. We may reject any and all old notes that are not properly tendered or any old notes that, in the opinion of our counsel, we cannot lawfully accept. We also may waive any irregularities or conditions of tender as to particular old notes. Unless we waive them, you must cure any defects or irregularities in your tender of old notes within such time as we shall determine.

     Although we intend to notify tendering holders of defects or irregularities with respect to tenders of old notes, neither we nor anyone else has any duty to do so. Neither we nor anyone else will incur any liability for failing to notify you of these defects or irregularities. Your old notes will not be deemed tendered until you have cured or we have waived any irregularities. As soon as practicable following the expiration date, the exchange agent will return any old notes that we reject due to improper tender or otherwise unless you cured all defects or irregularities or we waive them.

     We reserve the right in our sole discretion:

•	to purchase or make offers for any old notes that remain outstanding after the expiration date;

•	to terminate the exchange offer, as set forth in “—Conditions of the Exchange Offer;” and

•	to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any of these purchases or offers may differ from the terms of the exchange offer.

Conditions of the Exchange Offer

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to issue new notes for, any old notes, and we may terminate or amend the exchange offer as provided in this prospectus before we accept old notes, if the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

     If we reasonably determine that we cannot lawfully complete the exchange offer we may:

•	refuse to accept any old notes and return all tendered old notes to the tendering holders; or

•	extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes. See “—Withdrawal of Tenders.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes that have been validly tendered and not withdrawn, and will issue the applicable new notes in exchange for such old notes promptly after our acceptance of such old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes for exchange when, as, and if we have given written notice of such acceptance to the exchange agent.

     For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note. The new notes will bear interest from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from April 15, 2003. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 15, 2003. Old notes accepted for exchange will cease to accrue interest from and after the date we accept them for exchange. You will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date if the record date occurs on or after date on which we accept the old notes for exchange and you will be deemed to have waived your rights to receive the accrued interest on the old notes.

     If we do not accept any tendered old notes for any reason or if you submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged old notes at our expense or, if the old notes were tendered by book-entry transfer, the exchange agent will credit the non-exchanged old notes to an account maintained with the book-entry transfer facility. In either case, these old notes will be returned promptly after the expiration or termination of the exchange offer.

Registration Rights; Liquidated Damages

     Pursuant to the terms of the registration rights agreement, we agreed to use our best efforts to complete the exchange offer and issue the new notes in exchange for the old notes. The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement.

  If

•	we are not permitted to effect the exchange offer as contemplated by this prospectus because of any change in law or applicable interpretations of the law by the staff of the Securities and Exchange Commission; or

•	for any other reason we do not consummate the exchange offer within 180 days after we issued the old notes; or

•	any initial purchaser so requests with respect to old notes held by the initial purchasers that are not eligible to be exchanged for new notes in the exchange offer; or

•	any applicable law or interpretation does not permit any holder of old notes to participate in the exchange offer; or

•	any holder of old notes that participates in the exchange offer does not receive freely transferable new notes in exchange for tendered old notes, or

•	we decide not to effect the exchange offer,

then we will use our reasonable best efforts to file with the Securities and Exchange Commission as promptly as practicable, but in no event more than 20 business days after so required or requested, a shelf registration statement to cover resales of Transfer Restricted Securities by those holders who provide the information required for the shelf registration statement.

     We will use our commercially reasonable efforts to have the exchange offer registration statement or, if applicable, the shelf registration statement declared effective by the Securities and Exchange Commission as promptly as practicable after it is filed. Unless the exchange offer would not be permitted by policy of the Securities and Exchange Commission, we will commence the exchange offer and will use our reasonable best efforts to consummate the exchange offer as promptly as practicable, but in any event before 180 days after the date we issued the old notes. If applicable, we will use our reasonable best efforts to keep the shelf registration statement effective for a period ending on the earlier of two years after the date we issued the old notes or the date all Transfer Restricted Securities become eligible for resale without volume restrictions under Rule 144 under the Securities Act.

     The occurrence of any of the following events is a registration default:

•	the shelf registration statement is not filed with the SEC on or before the 20th business day after it is requested or required to be filed; or

•	the exchange offer registration statement is not filed with the SEC on or before 90 days after the date we issued the old notes; or

•	the exchange offer registration statement is not declared effective within 150 days after the date we issued the old notes or the shelf registration statement is not declared effective within 90 days after the shelf filing date; or

•	the exchange offer is not consummated on or before 180 days after the date we issued the old notes; or

•	the shelf registration statement is declared effective within 90 days after the shelf filing date but thereafter ceases to be effective, at any time that we and our subsidiary guarantors are obligated to maintain its effectiveness, without being succeeded within 30 days by an additional registration statement filed and declared effective.

If a registration default occurs, we and our subsidiary guarantors will be obligated to pay additional interest to each holder of Transfer Restricted Securities, during the period of one or more registration defaults, in an amount equal to $0.05 per week per $1,000 principal amount of the old notes constituting Transfer Restricted Securities held by the holder until the applicable registration statement is filed, the exchange offer registration statement is declared effective and the exchange offer is consummated, or the shelf registration statement is declared effective or again becomes effective, as the case may be. This rate will be increased by an additional $0.05 per week per $1,000 principal amount of the old notes for each 90 day period that any additional interest described in this paragraph continues to accrue. However, the rate for additional interest will not exceed $0.15 per week per $1,000 principal amount of old notes. All accrued additional interest will be paid to holders in the same manner as interest payments on the old notes on semi-annual payment dates that correspond to interest payment dates for the old notes. Additional interest only accrues during a registration default.

     The registration rights agreement also provides that we will:

•	make available, for a period of 90 days after the consummation of the exchange offer, a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any new notes; and

•	pay all expenses incident to the exchange offer, including the expense of one counsel to the holders of the old notes, and will indemnify certain holders of the old notes, including any broker-dealer, against some liabilities, including liabilities under the Securities Act.

A broker-dealer that delivers a prospectus to purchasers in connection with resales of the new notes will be subject to civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement, including indemnification rights and obligations.

     You will be required to deliver information to be used in connection with the shelf registration statement in order to have your old notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth in the preceding paragraphs. If you sell old notes pursuant to the shelf registration statement you generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. You will also be subject to civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement that apply to you, including indemnification obligations.

Exchange Agent

     We have appointed National City Bank as the exchange agent for the exchange offer. National City Bank also acts as trustee under the indenture. You should send all executed transmittal letters to the exchange agent and direct all communications with the exchange agent, including requests for assistance or for additional copies of this prospectus or of the transmittal letters as follows:

NATIONAL CITY BANK, EXCHANGE AGENT

By Mail:	National City Bank
P.O. Box 92301
Cleveland, Ohio 44193-0900

By Hand or Overnight Delivery:	National City Bank
Corporate Trust Operations
3rd Floor – North Annex
4100 West 150th Street
Cleveland, Ohio 44135-1385

New York Drop:	The Depository Trust Company
Transfer Agent Drop Service
55 Water Street
Jeanette Park Entrance
New York, NY 10041

By Facsimile for Eligible Institutions:	(216) 222-9326

Facsimile Confirmation:	(216) 575-9613

Telephone Confirmation:	(216) 222-9352, Attn: James Schultz

For Information:	(800) 622-6757

     If you deliver the transmittal letter to an address other than as set forth above or transmit instructions via facsimile other than as set forth above, your delivery or instructions will not be effective.

Fees and Expenses

     We will bear all expenses of the exchange offer. We are making the principal solicitation pursuant to the exchange offer by mail. Our officers and employees and our affiliates may also make solicitations in person, by telegraph, telephone or facsimile transmission.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket costs and expenses and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

Transfer Taxes

     We will pay any transfer taxes applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any of these transfer taxes—whether imposed on you or any other person—will be payable by you.

     For example, you will pay transfer taxes, if:

•	new notes for principal amounts not tendered, or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered; or

•	tendered old notes are registered in the name of any person other than the person signing the transmittal letter.

     If you do not submit satisfactory evidence of payment of taxes for which you are liable or exemption from them with your transmittal letter, we will bill you for the amount of these transfer taxes directly.

Accounting Treatment

     We will record the new notes at the same carrying value as the old notes, which is the principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will capitalize the expenses of the exchange offer for accounting purposes. We will classify these expenses as prepaid expenses and include them in other assets on our balance sheet. We will amortize these expenses on a straight line basis over the life of the new notes.

Consequences of Failure To Exchange Old Notes

     If you do not exchange your old notes for new notes pursuant to the exchange offer, you will continue to be subject to the transfer restrictions of your old notes. The old notes were originally issued in a transaction exempt from registration under the Securities Act, and may be offered, sold, pledged, or otherwise transferred only:

•	in the United States to a person whom the seller reasonably believes is a qualified institutional buyer as defined in Rule 144A under the Securities Act; or

•	outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act; or

•	pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available; or

•	to an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of notes of $250,000; pursuant to an effective registration statement under the Securities Act; or

•	under any other available exemption from the registration requirements of the Securities Act.

     The offer, sale, pledge or other transfer of old notes must also be made in accordance with any applicable securities laws of any state of the United States, and the seller must notify any purchaser of the old notes of the restrictions on transfer described above. We do not currently anticipate that we will register the old notes under the Securities Act.

Appraisal or Dissenters’ Rights

     You will not have appraisal or dissenters’ rights in connection with the exchange offer.

THE NEW NOTES

     We will issue the new notes under an existing indenture dated as of April 15, 2003 between ourselves and National City Bank, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

     The following describes some general terms and provisions of the new notes, which are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions that apply to the old notes, do not apply to the new notes. The new notes will be a separate series of securities under the indenture.

     This description of new notes is intended to be a useful overview of the material provisions of the notes and the indenture. Since this description is only a summary, you should refer to the indenture for a complete description of our obligations and your rights.

     For purposes of this description, references to “Manor Care,” “we,” “our,” and “us” refer only to Manor Care, Inc. and not to our subsidiaries. For the purposes of this section, the term “notes” will refer to the new notes.

General

The Notes

     The notes:

•	are our general unsecured, senior obligations;

•	are limited to an aggregate principal amount of $200.0 million, subject to our ability to issue an unlimited principal amount of additional notes that have identical terms and conditions as the notes;

•	mature on May 1, 2013;

•	will be issued in denominations of $1,000 and integral multiples of $1,000;

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-Entry, Delivery and Form”;

•	rank equally in right of payment to any of our future unsecured senior debt; and

•	are unconditionally guaranteed on a senior basis by each of our subsidiaries that has guaranteed the 7 1/2% Senior Notes due 2006 issued by Manor Care of America, Inc., the 8% Senior Notes due 2008 issued by us, the Convertible Notes and the Senior Credit Agreement.

Interest

     Interest on the notes will compound semi-annually and:

•	accrue at the rate of 6.25% per year;

•	accrue from April 15, 2003, or the most recent interest payment date on which interest has been paid;

•	be payable in cash semi-annually in arrears on May 1 and November 1, with the first payment on November 1, 2003;

•	be payable to the holders of record on the April 15 and October 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

We will also pay additional interest to holders of the notes if we fail to consummate this exchange offer within 180 days after April 15, 2003 or if certain other conditions contained in the registration rights agreement are not satisfied.

Payments on the Notes; Paying Agent and Registrar

     We will pay principal of, premium, if any, and interest on the notes at the office or agency designated by us in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the notes by check mailed to holders of the notes at their registered address as it appears in the registrar’s books. We have initially designated National City Bank as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice you, and we may act as paying agent or registrar.

     We will pay principal of, premium, if any, and interest on, notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of the global notes.

Transfer and Exchange

     You may transfer or exchange the notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require you, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar to register, transfer or exchange the notes, but we may require you to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to register any transfer or exchange of any note for a period of 15 days before the notes are selected for redemption.

General

     The registered holder of a note will be treated as the owner of it for all purposes.

     We do not intend to list the notes on a national securities exchange.

     The indenture does not limit the amount of debt that we or our subsidiaries may issue under the indenture or otherwise. MCA has issued, and is permitted to continue to issue, additional series of debt securities under the other indentures to which it is a party, including the indenture, dated as of June 4, 1996, between MCA and Wilmington Trust Company, as trustee.

     Other than restrictions described under “—Change of Control” and in “—Limitations on Liens,” “—Limitations on Sale and Lease-Back Transactions” and “—Consolidation, Merger and Sale of Assets” under “—Covenants” below, the indenture does not contain any covenants or other provisions designed protect you if we enter a highly leveraged transaction or if our credit rating or the rating of the notes declines as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect you.

Optional Redemption

     We may redeem the notes, at our option, in whole at any time or in part from time to time, on at least 30 days, but not more than 60 days’ prior notice mailed to the registered address of each holder of notes to be so redeemed, at a redemption price equal to the greater of

(1)		100% of their principal amount plus accrued but unpaid interest to the date of redemption, or

(2)	(a)	the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to the date of maturity (except for currently accrued but unpaid interest) discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus

	(b)	accrued but unpaid interest to the date of redemption.

     We are not required to make mandatory redemption payments or sinking fund payments for the notes.

Change of Control

     If a Change of Control occurs and is accompanied by a Rating Decline (together, a “Change of Control Triggering Event”), you will have the right to require us to offer to repurchase all or any part of your notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. We will only redeem notes in a amount of $1,000 or an integral multiple of $1,000.

     Within 30 days following any Change of Control Triggering Event, we will mail a notice (the “Change of Control Offer”) to each registered holder with a copy to the trustee stating:

(1)	that a Change of Control Triggering Event has occurred and that you have the right to require us to purchase your notes at a purchase price in cash equal to 101% of the principal amount of your notes plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on a record date to receive interest on the relevant interest payment date (the “Change of Control Payment”);

(2)	the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date we mail the notice (the “Change of Control Payment Date”); and

(3)	the procedures determined by us, consistent with the indenture, that you must follow to have your notes repurchased.

     On the Change of Control Payment Date, we will, to the extent lawful:

(1)	accept for payment all notes or portions of notes in integral multiples of $1,000 properly tendered under the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment for all notes or portions of notes so tendered; and

(3)	deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

     The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, will be paid to the person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

     The Change of Control provisions described above will apply whether or not any other provisions of the indenture apply. Except as described above for a Change of Control Triggering Event, the indenture does not contain provisions that permit you to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Before mailing a Change of Control Offer, and as a condition to that mailing:

•	the requisite holders of each issue of Debt issued under an indenture or other agreement that may be violated by the payment will have consented to the Change of Control Offer and waived any event of default, caused by the Change of Control Triggering Event or

•	we will repay all outstanding Debt issued under an indenture or other agreement that may be violated by a payment to the holders of notes under a Change of Control Offer or we must offer to repay all such Debt, and make payment to the holders of such Debt that accept such offer and obtain waivers of any event of default from the remaining holders of such Debt.

We covenant to effect this repayment or obtain these consents and waivers within 30 days after any Change of Control Triggering Event. It will be a default under the indenture if we fail to comply with this covenant within 30 days after we received written notice from the trustee or the holders of at least 25% in principal amount of the notes. A default under the indenture will result in a default under the Senior Credit Agreement.

     We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture and purchases all notes validly tendered and not withdrawn under the Change of Control Offer.

     We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations that apply to the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the indenture by virtue of the conflict.

     Our ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. Some of the events that constitute a Change of Control Triggering Event would also constitute a default under the Senior Credit Agreement. In addition, certain events that may constitute a change of control and cause a default under the Senior Credit Agreement may not constitute a Change of Control Triggering Event under the indenture. Our future Debt and that of our subsidiaries may also prohibit certain events that would constitute a Change of Control or require such Debt to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such Debt, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

     Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement will and future Debt may prohibit us from prepaying notes before their scheduled maturity. Consequently, if we cannot prepay the Bank Debt and any other Debt containing similar restrictions or obtain requisite consents, as described above, we will be unable to fulfill our repurchase obligations you exercise your repurchase rights following a Change of Control Triggering Event. This will result in a default under the indenture, which may in turn result in a default under the Senior Credit Agreement.

     The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving us by increasing the capital required for these transactions. The definition of “Change of Control” includes a disposition of all or substantially all of our property and assets and those of our subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.

     Accordingly, we may not know with certainty whether a particular transaction would involve a disposition of “all or substantially all” of our and our subsidiaries, property or assets. As a result, it may be unclear as to whether a Change of Control Triggering Event has occurred and whether you may require us to make an offer to repurchase the notes as described above.

Ranking

•	The notes will be our general unsecured obligations that rank senior in right of payment to all existing and future Debt that is expressly subordinated in right of payment to the notes.

•	The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated.

•	The notes will effectively rank junior to any of our secured indebtedness or our Subsidiary Guarantors, to the extent of the assets securing such indebtedness.

     In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured Debt will be available to pay obligations on the notes only after all Debt under the secured Debt has been repaid in full from those assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. The guarantees of the notes will have a similar ranking with respect to secured and unsecured senior Debt of the Subsidiary Guarantors as the notes do with respect to our secured and unsecured senior Debt as well as with respect to any unsecured obligations expressly subordinated in right of payment to the guarantees.

     For the year ended December 31, 2002, our non-guarantor subsidiaries represented less than 3.0% of our revenues, assets and income before income taxes and minority interest.

     At March 31, 2003, our total consolidated indebtedness was $611.6 million. As of June 30, 2003, our total consolidated indebtedness was $673.6 million, and we had approximately $161.4 million available under our three-year senior revolving credit facility.

     In addition to the guarantees of indebtedness under our previous Five-Year Senior Credit Agreement, the 2006 Notes and the 2008 Notes, our subsidiaries had additional indebtedness of $25.9 million as of March 31, 2003, consisting of industrial revenue bonds, mortgages and other liabilities. Each Subsidiary Guarantee of the notes will be effectively subordinated to all secured Debt of the relevant Subsidiary Guarantor to the extent of the value of the assets securing that Debt, substantially all of which was secured. The ability of our subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to comply with the provision of the notes that provides that upon a Change of Control each holder may require us to repurchase all or a portion of the notes.

Subsidiary Guarantees

     The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee our obligations under the notes. Each Subsidiary Guarantee will rank equally in right of payment with all existing and future liabilities of Subsidiary Guarantors that are not subordinated. Each Subsidiary Guarantee will effectively rank junior to any secured indebtedness of its respective Subsidiary Guarantor to the extent of the value of the assets securing that indebtedness.

     The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     If we sell or dispose of a Subsidiary Guarantor, whether by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets, other than by lease, and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction—to a Person which is not us or one of our subsidiaries, then

•	for Subsidiary Guarantors other than MCA, each such Subsidiary Guarantor will be released from obligations under its Subsidiary Guarantee if all the obligations of such Subsidiary Guarantor under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes, the Convertible Notes and related documentation terminate upon consummation of such transaction and

•	with respect to MCA, MCA will be released from its obligations under its Subsidiary Guarantee if we and our remaining subsidiaries are not liable with respect to any Debt of MCA.

Covenants

Limitation on Liens

     Except as provided below, we will not, and will not permit our subsidiaries to, create, Incur or assume any Lien on any property or assets of ours or any of our subsidiaries in order to secure any Debt of ours or any of our subsidiaries, without effectively providing that the notes—together with, if we shall so determine, any other Debt that is not subordinated to the notes—will be secured equally and ratably with, or prior to, that Debt, so long as that Debt will be so secured. This covenant will not apply to:

(1)	any Lien if, after giving effect to those Liens, the aggregate amount of all our Debt and the Debt of our subsidiaries secured by Liens existing at the time, excluding any Debt secured by Liens permitted to be incurred by clauses (2) through (17) below, would not exceed our Applicable Percentage of the Consolidated Net Assets;

(2)	any Lien if we or our subsidiaries use an amount of cash equal to the net proceeds of the Debt secured by the Lien within 12 months of the creation, incurrence or assumption of the Lien to (a) acquire additional property—or assets, or to make investments in Persons who, after giving effect to those investments, will become our subsidiaries—or (b) make an offer to purchase the notes at 100% of the principal amount of the notes plus accrued interest, if any, to the date of purchase;

(3)	Liens on our property or assets or any subsidiary existing on April 15, 2003 and Liens created, incurred or assumed after April 15, 2003 on our property or assets or any subsidiary that were subject to a Liens on our property or assets or any subsidiary existing on April 15, 2003;

(4)	Liens on property or assets of any Person existing at the time the Person becomes a subsidiary or merges into or consolidates with us or a subsidiary;

(5)	Liens on property or assets existing at the time we or any subsidiary acquire the property or assets;

(6)	Liens to secure the financing of the acquisition, construction, alteration or improvement of property or assets of ours or any subsidiary, or of any Person who, after giving effect to such financing, will become a subsidiary, provided that

•	we or our subsidiaries create the Liens not later than 18 months after we acquire the property or assets; or

•	we or our subsidiaries create the Liens no later than we complete construction, alteration or improvement of the property or assets, or commence commercial operation of the property or assets, whichever is later.

(7)	Liens in favor of us or any subsidiary;

(8)	Liens in favor of or required by federal, state or local governmental authorities, including any department or instrumentality of one of these authorities;

(9)	Liens on property or assets of, or on any shares of stock or other equity interest in, a Foreign Subsidiary to secure Debt of a Foreign Subsidiary or a Non-Recourse Subsidiary to secure Non-Recourse Debt;

(10)	Liens to secure Debt of joint ventures in which we or a subsidiary has an interest, to the extent those Liens are on property or assets of or equity interests in those joint ventures;

(11)	Liens on current assets to secure Debt incurred for working capital purposes, provided that the Debt matures no later than 18 months from the date we incur the Liens;

(12)	Liens on receivables in connection with Receivables Securitizations;

(13)	Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which we will have set aside adequate reserves on our books;

(14)	Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, trade contracts (other than for Debt), statutory obligations, leases and contracts (other than for Debt), entered into in the ordinary course of business or to secure obligations on surety or appeal bonds or performance bonds;

(15)	easements, restrictions and other minor defects of title that are not, in the aggregate, material and that do not, individually or in the aggregate, have a materially adverse effect;

(16)	leases or subleases granted to others that do not interfere in any material respect with our business or any subsidiary’s business and any interest or title of a lessor under any lease permitted under the indenture; and

(17)	any extension, renewal or replacement as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (16), provided, however, that:

•	the extension, renewal or replacement Lien will be limited to all or a part of the same property or assets that secured the Lien being extended, renewed or replaced and

•	(a) the principal amount of the Debt secured by such extended, renewed or replaced Lien, does not exceed the principal amount of Debt that was secured by the Lien being extended, renewed or replaced, or (b) if the Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, the lesser amount secured by such extended, renewed or replaced Lien, does not exceed the lesser amount that was secured by the Lien being extended, renewed or replaced.

Limitation on Sale and Lease-Back Transactions

     We will not, and will not permit any subsidiary to, enter into any arrangement with any Person to lease any property or assets from any Person, if we or our subsidiaries have sold or transferred or will sell or transfer the applicable property to that Person, unless:

(1)	the arrangement involves a lease for a term, including renewal rights, of not more than 36 months,

(2)	the arrangement involves a lease of property within 18 months from the acquisition or, in the case of the construction, alteration or improvement of property, the later of the completion of the construction, alteration or improvement of such property or the commencement of commercial operation of the property, or

(3)	the arrangement involves leases between or among us and a subsidiary or subsidiaries, or

(4)	we or the subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to Incur Debt secured by a Lien on the property or asset to be leased in an amount at least equal to the Attributable Debt in respect of the transaction without equally and ratably securing the notes pursuant to the provisions described under “—Limitations on Liens” above, or

(5)	the proceeds of the sale of the property or assets to be leased are at least equal to their fair value—the fair value of such proceeds, if other than in cash, to be determined by our chief financial or accounting officer—and we or our subsidiaries apply an amount in cash equal to the net proceeds, within 12 months of the effective date of such transaction, to

(a)	acquire additional property or assets, or to make investments in entities that after giving effect to the investment will become subsidiaries,

(b)	to retire Debt that is equal in right of payment with the notes—provided that in connection with any such retirement, any related loan commitment or the like shall be reduced in an amount equal to the principal amount so retired— or

(c)	offer to purchase the notes at 100% of the in principal amount, plus accrued interest, if any, to the date of purchase.

Limitation on Affiliate Transactions

     Neither we nor any of our subsidiaries will enter into an Affiliate Transaction having a value, or for consideration having a value, in excess of $20,000,000 individually or in the aggregate, unless our board of directors determines that the terms of the Affiliate Transaction are no less favorable to us or such subsidiary than those that might be obtained at the time of the Affiliate Transaction from Persons who are not Affiliates. The restrictions of this “Limitation on Affiliate Transactions” covenant do not apply to the payment of reasonable and customary fees to our directors or the directors of a subsidiary who are not employees, the payment of compensation to our officers or the officers of a subsidiary and any transaction between or among us and any of our subsidiaries.

Consolidation, Merger and Sale of Assets

     We will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

•	the resulting, surviving or transferee Person (if not us) is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such entity (if not us) expressly assumes by supplemental indenture all our obligations under the notes and the indenture; and

•	immediately after giving effect to that transaction, no default has occurred and is continuing under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee Person shall succeed to, and may exercise each of our rights and powers under the indenture.

     If, upon any consolidation or merger of us with or into any other corporation, or upon any sale, conveyance or lease of all or substantially all of our property and assets to any other corporation, any of our property or the property of any subsidiary would become subject to any Lien, we will first secure the notes equally and ratably with any other of our obligations or any subsidiary’s obligations then entitled to be secured by a direct Lien on all such property prior to all Liens other than any Liens previously existing on the property.

Future Subsidiary Guarantors

     After April 15, 2003, we will cause each new subsidiary (other than a subsidiary that does not guarantee obligations under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes or the Convertible Notes) created or acquired by us or one or more of our subsidiaries to execute and deliver to the trustee a Subsidiary Guarantee to unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the notes on a senior basis; provided that (A) A Subsidiary Guarantee from any subsidiary (other than MCA so long as all or any portion of the 2006 Notes shall remain outstanding) will be released when the subsidiary is released from any liability under (x) the indentures relating to the 2006 Notes, the 2008 Notes and the Convertible Notes or any related guarantee or similar obligation and (y) any Senior Credit Agreement and any guarantee or similar obligation in respect of that Senior Credit Agreement and (B) MCA shall be released from its obligations under its Subsidiary Guarantee upon the repayment in full of the 2006 Notes (so long as no default or event of default has occurred as a consequence of the repayment) and the release of MCA from any liability under the indenture relating to the 2008 Notes and the Convertible Notes and any obligation it may have in respect of the Senior Credit Agreement and any guarantee or similar obligation in respect of the Senior Credit Agreement; provided that the release of a Subsidiary Guarantor will not occur in the event that Subsidiary Guarantor is required to deliver a Guarantee in accordance with the paragraph below and then will only be released in accordance with the paragraph below.

     We will not permit any subsidiary to guarantee the payment of our Debt unless:

(1)	the subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Guarantee of payment of the notes by the subsidiary;

(2)	the subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against us or any subsidiary as a result of any payment by the subsidiary under its Subsidiary Guarantee; and

(3)	the subsidiary delivers to the trustee an opinion of counsel to the effect that (a) the Subsidiary Guarantee of the notes has been duly executed and authorized and (b) the Subsidiary Guarantee of the notes constitutes a valid, binding and enforceable obligation of the subsidiary; however, the enforceability of the Subsidiary Guarantee may be limited by bankruptcy, insolvency or similar laws, including, without limitation, all laws relating to fraudulent transfers, and except insofar as enforcement thereof is subject to general principles of equity; provided that such Subsidiary Guarantee shall be released upon the release of such subsidiary from liability in respect of our Guarantees of Debt; and, provided, further, that any release of a Subsidiary Guarantee under the preceding proviso will not impair the rights of the holders to receive Subsidiary Guarantees of the notes in accordance with this paragraph in the event our future Debt is Guaranteed by the subsidiary.

Financial Statements

     So long as we are not subject to Section 13 or 15(d) of the Exchange Act, we will file with the trustee the following:

•	within 120 days after the end of each fiscal year, our balance sheet as of the end of such fiscal year and the preceding fiscal year and our statements of income, shareholders’ equity and cash flows for such fiscal year and the two preceding fiscal years, all audited by an independent public accounting firm of recognized national standing and accompanied by a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to those financial statements; and

•	within 60 days after the end of each of the first three fiscal quarters of each fiscal year, our balance sheet as of the end of such fiscal quarter and as of the end of the preceding fiscal year and the statements of income for such fiscal quarter (and the corresponding quarter in the preceding fiscal year) and the statements of income and cash flows for the then elapsed portion of such fiscal year (and the corresponding period in the preceding fiscal year) accompanied by a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to those financial statements.

Events of Default

     Each of the following is an Event of Default:

(1)	default in any payment of interest, or additional interest (as required by the registration rights agreement) on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of or premium, if any, on any note when due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	our failure to comply with our obligations under “Covenants — Consolidation, Merger and Sale of Assets”;

(4)	our failure for 30 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our obligations described under “—Change of Control” above or under “—Covenants” above, other than a failure to comply with “—Covenants — Consolidation, Merger and Sale of Assets” which is covered by clause (3);

(5)	our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(6)	default by us or any subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any of our and/or our subsidiaries’ Debt for money borrowed (other than Non-Recourse Debt of a Non-Recourse Subsidiary) in excess of $20.0 million in the aggregate, whether the Debt exists now or will be created on a later date, resulting in the Debt becoming or being declared due and payable, and the acceleration will not have been rescinded or annulled within 10 days after written notice of the acceleration has been received by us or our subsidiary;

(7)	certain events of our bankruptcy, insolvency or reorganization; or

(8)	a final judgment for the payment of $20.0 million or more rendered against us or any subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within 90 days after (a) the date on which the right to appeal the judgment has expired if no appeal has commenced, or (b) the date on which all rights to appeal have been extinguished.

     If an Event of Default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders will, declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, principal, premium and accrued and unpaid interest will be due and payable immediately.

     The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived. Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense.

     Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	the holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)	the holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the trustee has not complied with the request within 60 days after receiving the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with that request within such 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. If an Event of Default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent Person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Before taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     If a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers of the certificate know of any default that occurred during the previous year. We also are required to deliver to the trustee, within 30 days after the occurrence of any default, written notice of any events that would constitute certain defaults, their status and what action we are taking or proposes to take in respect of them.

Amendments and Waivers

     Subject to certain exceptions, we may amend the indenture or the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, the holders of a majority in principal amount of the notes then outstanding may waive any past default or compliance with any provisions (including, without limitation, by consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, we may not amend this indenture or the notes to, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any note;

(3)	reduce the principal of or extend the Stated Maturity of any note;

(4)	reduce the premium payable upon the redemption or repurchase of any note or change the time at which any note may be redeemed or repurchased as described above under “—Optional Redemption,” “—Change of Control” or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)	make any note payable in money other than that stated in the note or, other than in accordance with the provisions of the indenture, eliminate any existing guarantees of the notes;

(6)	impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder’s notes on or after the due dates for payment or to institute suit to enforce any payment on or with respect to such holder’s notes; or

(7)	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

     Without the consent of any holder, we and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the indenture;

(3)	provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f) (2) (b) of the Code);

(4)	add Guarantees with respect to the notes;

(5)	secure the notes;

(6)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(7)	make any change that does not materially adversely affect the rights of any holder; or

(8)	comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act.

     The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing the amendment. However, if we fail to give such notice to all the holders, or the notice has any defect, the amendment will still be valid.

Defeasance

     We at any time may terminate all of our obligations under the notes and the indenture, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent for the notes. This is known as legal defeasance.

     We at any time may terminate our obligations under the covenants described under “—Covenants” (other than those described under “—Consolidation, Merger and Sale of Assets”) the operation of the cross-default upon a payment default, cross acceleration provisions and the judgment default provision described under “—Events of Default” above. This is know as covenant defeasance.

     We may exercise our legal defeasance option even if we previously exercised our covenant defeasance option. If we exercise our legal defeasance option, you may not accelerate payment of the notes because of an Event of Default. If we exercise our covenant defeasance option, you may not accelerate payment of the notes because of an Event of Default specified in clause (4), (5), (6) or (8) under “—Events of Default” above.

     In order to exercise either defeasance option, we must irrevocably deposit in a defeasance trust with the trustee money or U.S. Government Securities for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with other conditions, including delivering to the trustee an opinion of counsel, subject to customary exceptions and exclusions, to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if we had not made the deposit and defeasance had not occurred. For legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of ours, as such, shall have any liability for our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. By accepting a note you waive and release all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

     National City Bank is the trustee under the indenture and has been appointed by us as registrar and paying agent with regard to the notes. Mr. Ormond, our President and Chief Executive Officer and Chairman of our board of directors, is a director, and Mr. Siefers, a director on our board of directors, is an executive officer, of National City Corporation. The trustee is wholly-owned by National City Corporation. See “Certain Relationships and Related Transactions.”

Governing Law

     The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OTHER DEBT

     On April 21, 2003, we entered into a three-year $200.0 million senior revolving credit facility, which we refer to as the Three Year Agreement, with a group of lenders, which replaced our previous senior revolving credit facility. This credit facility was established for general corporate purposes, including working capital, capital expenditures and permitted acquisitions. As a condition precedent to the closing of the new senior revolving credit facility, all amounts owing under our previous senior revolving credit facility were repaid in full and all commitments to lend thereunder were terminated.

     Our obligations under the Three Year Agreement are guaranteed by substantially all of our subsidiaries. This credit agreement, contains various covenants, restrictions and events of default. Among other things, these provisions require us to maintain certain financial ratios and impose certain limits on the ability of us and certain of our subsidiaries to incur indebtedness, create liens, pay dividends, repurchase stock, dispose of assets and make acquisitions.

     Loans under the Three Year Agreement bear interest at variable rates that reflect, at our election, the agent bank’s base lending rate, rates offered by any of the participating banks under bid procedures or an increment over Eurodollar indices of 1.025% to 1.325%, depending on the quarterly performance of a key ratio. The Three Year Agreement also provides for a fee on the total amount of the facility, ranging from 0.225% to 0.425%, depending on the quarterly performance of the same key ratio. In addition to direct borrowings, the Three Year Agreement may be used to support the issuance of up to $100 million of letters of credit.

     The commitments under this senior revolving credit facility will expire on April 21, 2006.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of the material federal income tax considerations relevant to the exchange of old notes for new notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax consequences. This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time. Any such changes may be applied retroactively in a manner that could adversely affect your notes. We have not and will not seek any rulings from the Internal Revenue Service with respect to the matters discussed below. We cannot assure you that the Internal Revenue Service will not take positions concerning tax consequences of the exchange offer which are different from those discussed below. This discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. This discussion also does not address the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the notes as part of a straddle, hedge or conversion transaction, persons that have a functional currency other than the United States dollar, and investors in pass-through entities.

     You should consult your own tax advisor as to the particular tax consequences to you of exchanging old notes for new notes pursuant to the exchange offer, including the applicability and effect of any state, local or foreign tax laws.

     The exchange of old notes for new notes pursuant to the exchange offer will not constitute a taxable exchange for federal income tax purposes. You will have a tax basis in the new notes equal to your tax basis in the old notes exchanged therefor and your holding period for the new notes will include your holding period for the old notes exchanged therefor. Accordingly, the exchange should have no material federal income tax consequences to you.

CERTAIN ERISA CONSIDERATIONS

     The following is a summary of certain considerations associated with the purchase and holding of the new notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA), individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, Similar Laws), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of such plans, accounts and arrangements (each, a Plan).

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA and ERISA and the Code prohibit certain transactions involving the assets of a Plan subject to Title I of ERISA and/or Section 4975 of the Code (an ERISA Plan) and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the new notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction maybe subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we or the Initial Purchasers are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, which are referred to as PTCEs, that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes and exchange notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a new note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the new notes constitutes assets of any Plan or (ii) the purchase and holding of the new notes (and the exchange of the old notes for the new notes) by such purchaser or transferee will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (and holding the notes or exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable.

PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period ending on the earlier of

(1)	180 days after the date of this prospectus and

(2)	the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market- making or other trading activities,

we will make available and provide promptly upon reasonable request this prospectus, in a form meeting the requirements of the Securities Act, to any broker-dealer for use in connection with any such resale.

     We will receive no proceeds in connection with the exchange offer. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices.

     A resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer and/or the purchasers of new notes. Any broker-dealer that resells new notes that it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of the new notes may be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange notes and any commissions or concessions received by these persons may be underwriting compensation under the Securities Act. The transmittal letter states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be considered to admit that it is an underwriter.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of Transfer Restricted Securities, including any broker-dealers, and certain parties related to such holders, against certain liabilities including liabilities under the Securities Act.

VALIDITY OF THE NEW NOTES

     The validity of the new notes will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois, and certain other matters will be passed on for us by R. Jeffrey Bixler, our Vice President, General Counsel and Secretary.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our annual report on form 10-K for the year ended December 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

GLOSSARY

     “2006 Notes” means MCA’s $150.0 million principal amount of 7-1/2% Senior Notes Due 2006.

     “2008 Notes” means Manor Care’s $200.0 million principal amount of 8% Senior Notes Due 2008.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,”

when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that the existence of a management contract by us or an Affiliate of ours to manage another entity shall not be deemed to be control.

     “Affiliate Transaction” means the sale, lease, transfer or otherwise disposition of any of our or our subsidiaries’ properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, an Affiliate of ours, other than a subsidiary.

     “Applicable Percentage” means

(1)	15%, if the aggregate principal amount of notes and debt securities issued by us under other indentures or fiscal agency agreements or other similar instruments then outstanding exceeds $100,000,000,

(2)	20%, if the aggregate principal amount of such notes and securities then outstanding exceeds $50,000,000 but is less than or equal to $100,000,000, or

(3)	25%, if the aggregate principal amount of such notes and securities outstanding is less than or equal to $50,000,000.

     “Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     “Bank Debt” means any and all amounts, whether outstanding on April 15, 2003 or incurred after April 15, 2003, payable by us under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest, fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. Interest includes any interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings.

     “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of the obligation represented by that obligation will be the capitalized amount of the obligation at the time any determination of the obligations is to be made as determined in accordance with GAAP, and the Stated Maturity of the obligation will be the date of the last payment of rent or any other amount due under such lease prior to the first date the lease may be terminated without penalty.

     “Change of Control” means:

(1)	any “person” or “group” of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of our Voting Stock, or our successor by merger, consolidation or purchase of all or substantially all of our assets. For the purposes of this clause, we refer to a “person” or “group” as such terms are used in Sections 13(d) and 14(d) of the Exchange Act. A “beneficial owner” is defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time. In addition, such person or group shall be deemed to beneficially own any of our Voting Stock held by a parent entity, if such person or group “beneficially owns”, directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity; or

(2)	the first day on which a majority of the members of our board of directors are not Continuing Directors; or

(3)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of our assets and our subsidiaries taken as a whole to any “person” as the term is used in Sections 13(d) and 14(d) of the Exchange Act; or

(4)	the adoption by our stockholders of a plan or proposal for our liquidation or dissolution.

     “Change of Control Offer” means a notice for us stating that you will have the right to require us to repurchase all or any party of your notes at a purchase price in cash equal to 101% of the principal amount to your notes plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the holders of record on a record date to receive interest on the relevant interest pay date.

     “Change of Control Payment” means a cash equal to 101% of the principal amount to your notes plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of the holders of record on a record date to receive interest on the relevant interest pay date.

     “Change of Control Payment Date” means the repurchase date, which will be no earlier than 30 days no later than 60 days from the date we mail the Change of Control Offer.

     “Change of Control Triggering Event” means a Change of Control accompanied by a Rating Decline.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Commission” means the United States Securities and Exchange Commission.

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, to price new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

     “Comparable Treasury Price” means, for any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue — expressed in each case as a percentage of its principal amount — on the third business day preceding such redemption date,

(1)	as set forth in the daily statistical release, or any successor release, published by the Federal Reserve Bank of New York or published on the website of the Federal Reserve Bank of New York at http://www.ny.frb.org and designated “Composite 3:30 p.m. Quotations for the U.S. Government Securities” or

(2)	if such release, or any successor release, is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

     “Consolidated Net Assets” means, for any Person as of any date of determination, the total assets of such Person and its subsidiaries on a consolidated basis less current liabilities of such Person and its subsidiaries on a consolidated basis as of such date, all determined in accordance with GAAP.

     “Continuing Directors” means, as of any date of determination, any member of our board of directors who:

(1)	was a member of the board of directors on the date of the indenture; or

(2)	was nominated for election or elected to the board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors at the time of the nomination or election.

     “Convertible Notes” means our 2.125% Convertible Senior Notes due 2023 that were issued by us concurrently with the old notes.

     “Debt” means, for any Person on any date of determination; without duplication:

(1)	the principal of and premium, if any, in respect of debt of the Person for borrowed money;

(2)	the principal of and premium, if any, in respect of obligations of the Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the principal component of all obligations of the Person in respect of letters of credit, bankers’ acceptances or other similar instruments. The principal components include reimbursement obligations except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence;

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title to the property;

(5)	Capitalized Lease Obligations and all Attributable Debt of the Person; and

(6)	the principal component of Debt of other Persons to the extent Guaranteed by the Person.

     The amount of Debt of any Person at any date will be the outstanding balance at the date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Foreign Subsidiary” means any subsidiary of ours that is incorporated or organized in a jurisdiction outside the United States and any subsidiary of such a subsidiary.

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time.

     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds to purchase or pay) the Debt of the other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into to assure in any other manner the obligee of such Debt of the payment or to protect the obligee against loss in respect of the Debt (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

     “Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; and the terms “incurred” and “incurrence” have meanings correlative to the foregoing.

     “Independent Investment Banker” means the Reference Treasury Dealer appointed by the trustee after consultation with us.

     “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind; including any conditional sale or other title retention agreement or lease in the nature of conditional sale or title retention agreement.

     “MCA” means Manor Care of America, Inc., a Delaware corporation and a wholly owned subsidiary of ours, or any of our successors and assigns.

     “Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, the successor Person; provided, however, that if there is no successor Person, then “Moody’s” will mean any other national recognized rating agency, other than S&P, that rates debt securities having a maturity at original issuance of at least one year that we designate.

     “Non-Recourse Debt” means Debt or that portion of Debt:

(1)	as to which neither we nor our subsidiaries, other than a Non-Recourse Subsidiary:

(a)	provides credit support; including any undertaking, agreement or instrument which would constitute Debt;

(b)	is directly or indirectly liable; or

(c)	constitute the lender; and

(2)	for which a default, including any rights which the holders of the debt may have to take enforcement action against a Non-Recourse Subsidiary, would not permit (upon notice, lapse of time or both) any holder of our or our subsidiaries’ other Debt, including any Non-Recourse Subsidiary, to declare a default on such other Debt or cause a payment thereof to be accelerated or payable prior to its Stated Maturity.

     “Non-Recourse Subsidiary” means a subsidiary which (1) has not acquired any assets (other than cash) directly or indirectly from us or any subsidiary, (2) only owns assets acquired after April 15, 2003 or assets acquired prior to the date such entity becomes a subsidiary and (3) has no Debt other than Non-Recourse Debt.

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

     “Preferred Stock”, as applied to the capital stock of any corporation, means capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the corporation, over shares of capital stock of any other class of the corporation.

     “Primary Treasury Dealer” means a primary U.S. Government securities dealer in The City of New York.

     “Rating Agencies” mean Moody’s and S&P.

     “Rating Date” means the earlier of the date of public notice of (1) a Change of Control or (2) our intention to effect a Change of Control.

     “Rating Decline” shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies) either of the Rating Agencies assigns a rating to the notes that is lower than the applicable rating of the notes on the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline.

     “Receivables Securitization” means a public or private transfer of or creation of an interest in receivables in the ordinary course of our and our subsidiaries’ business and by which we or any subsidiary directly or indirectly securitize a pool of receivables, including but not limited to any such transaction involving the sale of or creation of an interest in specified receivables to a special purpose entity.

     “Reference Treasury Dealer” means J.P. Morgan Securities Inc. (JP Morgan), Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC and their respective successors; provided, however, that if any of them shall cease to be a primary U.S. government securities dealer in the United States of America (a Primary Treasury Dealer), we will substitute one or more other Primary Treasury Dealers.

     “Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue — expressed in each case as a percentage of its principal amount — quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

     “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by us or our subsidiaries of any property or assets, other than any arrangement involving:

•	a lease for a term, including renewal rights, of not more than 36 months;

•	a lease of property within 18 months from the acquisition or in the case of construction, alteration or improvement of property, the later of the completion of the construction, alteration or improvement of such property; or

•	leases between or among us and a subsidiary or subsidiaries,

which property or asset has been or is to be sold or transferred by us or our subsidiary to such Person.

     “S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if there is no successor Person, then “S&P” shall mean any other nationally recognized rating agency, other than Moody’s, that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company.

     “Senior Credit Agreement” means, with respect to us, one or more debt facilities (including, without limitation, the three-year senior revolving credit facility among Manor Care, Bank of America, N.A., as

Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, and the lenders party thereto from time to time, as may be amended or modified from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit or other agreement or indenture).

     “Stated Maturity” means, for any security, the date specified in the security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal before the date originally scheduled for payment.

     “Subsidiary Guarantee” means, individually, any guarantee of payment of the notes by a Subsidiary Guarantor pursuant to the terms of the indenture and any supplemental indenture, and, collectively, all such guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the indenture.

     “Subsidiary Guarantor” means MCA, each of our subsidiaries (other than a Subsidiary that does not guarantee obligations under the Senior Credit Agreement, the 2006 Notes, the 2008 Notes or the Convertible Notes) and any subsidiary that is required to guarantee the notes under the terms of the indenture.

     “Three Year Agreement” means our $200 million three year senior revolving credit facility.

     “Transfer Restricted Securities” means each old note, until the earliest to occur of:

•	the date on which that old note has been exchanged for a freely transferable new note in the exchange offer;

•	the date on which that old note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

•	the date on which that old note is distributed to the public pursuant to Rule 144 under the Securities Act or may be sold under Rule 144(k) under the Securities Act.

     “Treasury Rate” means, for any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for the redemption date.

     “U.S. Government Securities” means securities that are:

(a)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

In either case, such securities are not callable or redeemable at the option of the issuer of the securities, and will also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect to the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

     “Voting Stock” of a corporation means all classes of capital stock of the corporation then outstanding and normally entitled to vote in the election of directors.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

The new notes will be issued in the form of several registered notes in global form, without interest coupons (the “global notes”), as follows:

Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company (DTC) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (DTC participants) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•
upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•
ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear S.A./N.V. and Clearstream Banking, société anonyme. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

• a limited purpose trust company organized under the laws of the State of New York;

• a “banking organization” within the meaning of the New York State Banking Law;

• a member of the Federal Reserve System;

• a “clearing corporation” within the meaning of the Uniform Commercial Code; and

• a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article VIII of the Manor Care Certificate of Incorporation contains a provision eliminating or limiting director liability to Manor Care and its stockholders for monetary damages arising from acts or omissions in the director’s capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director’s duty of loyalty to Manor Care or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the board of directors of Manor Care protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of Manor Care or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article VIII of the Manor Care Certificate of Incorporation and Article 3, Section 14 of the Manor Care Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of Manor Care who, by reason of the fact that he or she is a director, officer, employee, or agent of Manor Care, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

     Manor Care has entered into agreements with all of its directors and its executive officers pursuant to which Manor Care has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or executive officer to the fullest extent allowable under applicable law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

4.1	Indenture, dated as of April 15, 2003, among Manor Care, Inc., the subsidiary guarantors as named therein and National City Bank, as trustee

4.2	Form of old 6.25% Senior Note due 2013 (included in Exhibit 4.1)

4.3	Form of new 6.25% Senior Note due 2013 (included in Exhibit 4.1)

4.4	Registration Rights Agreement, dated April 15, 2003, among Manor Care, Inc, the guarantors as named therein and J.P. Morgan Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Warburg LLC, Banc of America Securities LLC, BNY Capital Markets, Inc., NatCity Investments, Inc. and SunTrust Capital Markets, Inc.

5.1	Opinion of Latham & Watkins LLP

5.2	Opinion of R. Jeffrey Bixler

10.1	Purchase Agreement, dated April 10, 2003, among Manor Care Inc., the guarantors as named therein and J.P. Morgan Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Warburg LLC, Banc of America Securities LLC, BNY Capital Markets, Inc., NatCity Investments, Inc. and SunTrust Capital Markets, Inc.

12.1	Statement re Computation of Ratios

23.1	Consent of Ernst & Young LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.3	Consent of R. Jeffrey Bixler (included in Exhibit 5.2)

24.1	Power of Attorney of the Company

24.2	Power of Attorney of the Guarantors

25.1	Statement of Eligibility of Trustee

99.1	Form of Transmittal Letter

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to DTC Participants

99.4	Form of Letter to Beneficial Holders

99.5	Form of Letter to Clients

99.6	Form of Guidelines for Certification

ITEM 22. UNDERTAKINGS

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d)  The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (e)  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant’s annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on date set forth below.

Manor Care, Inc.

By:	/s/ R. Jeffrey Bixler R. Jeffrey Bixler
Vice President, General Counsel and Secretary

DATE: July 28, 2003

S-1

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on July 28, 2003 in the capacities indicated.

SIGNATURE	TITLE

*

Virgis W. Colbert	Director

*

Joseph F. Damico	Director

*

Joseph H. Lemieux	Director

*

William H. Longfield	Director

*

Frederic V. Malek	Director

*

Geoffrey G. Meyers	Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

*

Spencer C. Moler	Vice President and Controller (Principal
Accounting Officer)

*

Paul Ormond	President and Chief Executive Officer
(Principal Executive Officer);
Chairman of the Board; Director

*

John T. Schwieters	Director

*

Robert G. Siefers	Director

*

M. Keith Weikel	Senior Executive Vice President and
Chief Operating Officer; Director

*

Gail R. Wilensky	Director

*

Thomas L. Young	Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Company pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler R. Jeffrey Bixler, Attorney-in-fact

Group 1 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 1 Co-Registrants listed below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

HCR INFORMATION CORPORATION

HCR REHABILITATION CORP.

HCRC INC.

HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA

HEARTLAND REHABILITATION SERVICES, INC.

HCR HOME HEALTH CARE AND HOSPICE, INC.

HEARTLAND EMPLOYMENT SERVICES, INC.

HEARTLAND INFORMATION SERVICES, INC.

MANOR CARE OF AMERICA, INC

MANORCARE HEALTH SERVICES, INC.

By:	/s/ R. Jeffrey Bixler Name: R. Jeffrey Bixler
Title: Attorney-in-fact of the above-
referenced Group 1 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director

* Geoffrey G. Meyers	Director

* M. Keith Weikel	Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Group 1 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler
R. Jeffrey Bixler, Attorney-in-fact for the Group
1 Co-Registrants

Group 2 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 2 Co-Registrants listed below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

AMERICAN HOSPITAL BUILDING CORPORATION

AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.

AMERICANA HEALTHCARE CORPORATION OF GEORGIA

AMERICANA HEALTHCARE CORPORATION OF NAPLES

ANCILLARY SERVICES MANAGEMENT, INC.

BAILY NURSING HOME, INC.

BIRCHWOOD MANOR, INC.

BLUE RIDGE REHABILITATION SERVICES, INC.

CANTERBURY VILLAGE, INC.

CHARLES MANOR, INC.

CHESAPEAKE MANOR, INC.

DEKALB HEALTHCARE CORPORATION

DEVON MANOR CORPORATION DISTCO, INC.

DIVERSIFIED REHABILITATION SERVICES, INC.

DONAHOE MANOR, INC.

EAST MICHIGAN CARE CORPORATION

EXECUTIVE ADVERTISING, INC.

EYE-Q NETWORK, INC.

FOUR SEASONS NURSING CENTERS, INC.

GEORGIAN BLOOMFIELD, INC.

GREENVIEW MANOR, INC.

HCR HOSPITAL HOLDING COMPANY, INC.

HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.

HCR PHYSICIAN MANAGEMENT SERVICES, INC.

HCRA OF TEXAS, INC.

HEARTLAND CAREPARTNERS, INC.

HEARTLAND HOME CARE, INC.

HEARTLAND HOME HEALTH CARE SERVICES, INC.

HEARTLAND HOSPICE SERVICES, INC.

HEARTLAND MANAGEMENT SERVICES, INC.

HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.

HEARTLAND SERVICES CORP.

HERBERT LASKIN, RPT — JOHN MCKENZIE, RPT PHYSICAL THERAPY PROFESSIONAL ASSOCIATES, INC.

HGCC OF ALLENTOWN, INC.

INDUSTRIAL WASTES, INC.

IONIA MANOR, INC.

JACKSONVILLE HEALTHCARE CORPORATION

KENSINGTON MANOR, INC.

KNOLLVIEW MANOR, INC.

LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC.

LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC.

LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.

LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.

LINCOLN HEALTH CARE, INC.

MANOR CARE AVIATION, INC.

MANOR CARE OF AKRON, INC.

MANOR CARE OF ARIZONA, INC.

MANOR CARE OF ARLINGTON, INC.

MANOR CARE OF BOCA RATON, INC.

MANOR CARE OF BOYNTON BEACH, INC.

MANOR CARE OF CANTON, INC.

MANOR CARE OF CENTERVILLE, INC

MANOR CARE OF CHARLESTON, INC.

MANOR CARE OF CINCINNATI, INC.

MANOR CARE OF COLUMBIA, INC.

MANOR CARE OF DARIEN, INC.

MANOR CARE OF DELAWARE COUNTY, INC.

MANOR CARE OF DUNEDIN, INC.

MANOR CARE OF FLORIDA, INC.

MANOR CARE OF HINSDALE, INC.

MANOR CARE OF KANSAS, INC.

MANOR CARE OF KINGSTON COURT, INC.

MANOR CARE OF LARGO, INC.

MANOR CARE OF LEXINGTON, INC.

MANOR CARE OF MEADOW PARK, INC.

MANOR CARE OF MIAMISBURG, INC

MANOR CARE OF NORTH OLMSTED, INC.

MANOR CARE OF PINEHURST, INC.

MANOR CARE OF PLANTATION, INC.

MANOR CARE OF ROLLING MEADOWS, INC.

MANOR CARE OF ROSSVILLE, INC.

MANOR CARE OF SARASOTA, INC.

MANOR CARE OF WILLOUGHBY, INC.

MANOR CARE OF WILMINGTON, INC.

MANOR CARE OF YORK (NORTH), INC.

MANOR CARE OF YORK (SOUTH), INC.

MANOR CARE PROPERTIES, INC.

MANORCARE HEALTH SERVICES OF BOYNTON BEACH, INC.

MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.

MANORCARE HEALTH SERVICES OF VIRGINIA, INC.

MARINA VIEW MANOR, INC.

MEDI-SPEECH SERVICE, INC.

MID-SHORE PHYSICAL THERAPY ASSOCIATES, INC.

MILESTONE HEALTH SYSTEMS, INC.

MILESTONE HEALTHCARE, INC.

MILESTONE REHABILITATION SERVICES, INC.

MILESTONE STAFFING SERVICES, INC.

MILESTONE THERAPY SERVICES, INC.

MRC REHABILITATION, INC.

NEW MANORCARE HEALTH SERVICES, INC.

PEAK REHABILITATION, INC.

PERRYSBURG PHYSICAL THERAPY, INC

PHYSICAL, OCCUPATIONAL, AND SPEECH THERAPY, INC.

PNEUMATIC CONCRETE, INC.

PORTFOLIO ONE, INC.

REHABILITATION ADMINISTRATION CORPORATION

REHABILITATION ASSOCIATES, INC.

REHABILITATION SERVICES OF ROANOKE, INC.

REINBOLT & BURKAM, INC.

RICHARDS HEALTHCARE, INC.

RIDGEVIEW MANOR, INC.

ROLAND PARK NURSING CENTER, INC.

RVA MANAGEMENT SERVICES, INC.

SILVER SPRING - WHEATON NURSING HOME, INC.

SPRINGHILL MANOR, INC.

STEWALL CORPORATION

STRATFORD MANOR, INC.

STUTEX CORP. SUN VALLEY MANOR, INC.

THE NIGHTINGALE NURSING HOME, INC.

THERAPY ASSOCIATES, INC.

THERASPORT PHYSICAL THERAPY, INC.

THREE RIVERS MANOR, INC.

TOTALCARE CLINICAL LABORATORIES, INC.

WASHTENAW HILLS MANOR, INC.

WHITEHALL MANOR, INC.

By:	/s/ R. Jeffrey Bixler Name: R. Jeffrey Bixler
Title: Attorney-in-fact of each of the above-
referenced Group 2 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* R. Jeffrey Bixler	Sole Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 2 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler R. Jeffrey Bixler, Individually and as Attorney-in-fact for the Group 2 Co- Registrants

Group 3 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 3 Co-Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

MNR FINANCE CORP.

By:	/s/ R. Jeffrey Bixler
Name: R. Jeffrey Bixler
Title: Attorney-in-fact of the above-
referenced Group 3 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director

* R. Jeffrey Bixler	Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 3 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler R. Jeffrey Bixler, Individually and as
Attorney-in-fact of the Group 3 Co-
Registrant

Group 4 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 4 Co-Registrants listed below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

ANNANDALE ARDEN, LLC

BAINBRIDGE ARDEN, LLC

BINGHAM FARMS ARDEN, LLC

COLONIE ARDEN, LLC

CRESTVIEW HILLS ARDEN, LLC

FIRST LOUISVILLE ARDEN, LLC

GENEVA ARDEN, LLC

HANOVER ARDEN, LLC

JEFFERSON ARDEN, LLC

KENWOOD ARDEN, LLC

LIVONIA ARDEN, LLC

MEMPHIS ARDEN, LLC

NAPA ARDEN, LLC

ROANOKE ARDEN, LLC

SAN ANTONIO ARDEN, LLC

SILVER SPRING ARDEN, LLC

SUSQUEHANNA ARDEN LLC

TAMPA ARDEN, LLC

WALL ARDEN, LLC

WARMINSTER ARDEN LLC

WILLIAMS VILLE ARDEN, LLC

By:	/s/ R. Jeffrey Bixler

	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of each of the above- referenced Group 4 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director of Manor Care of America, Inc., Sole Member of each of the above-referenced limited liability companies

* Geoffrey G. Meyers	Director of Manor Care of America, Inc., Sole Member of each of the above-referenced limited liability companies

* M. Keith Weikel	Director of Manor Care of America, Inc., Sole Member of each of the above-referenced limited liability companies

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 4 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler

R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 4 Co-Registrants

Group 5 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 5 Co-Registrants listed below have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

BATH ARDEN, LLC

CLAIRE BRIDGE OF ANDERSON, LLC

CLAIRE BRIDGE OF AUSTIN, LLC

CLAIRE BRIDGE OF KENWOOD, LLC

CLAIRE BRIDGE OF SAN ANTONIO, LLC

CLAIRE BRIDGE OF SUSQUEHANNA, LLC

CLAIRE BRIDGE OF WARMINSTER, LLC

FRESNO ARDEN, LLC

MESQUITE HOSPITAL, LLC

TUSCAWILLA ARDEN, LLC

By:	/s/ R. Jeffrey Bixler

	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of each of the above-referenced Group 5 Co-Registrants

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director of ManorCare Health Services, Inc., Sole Member of each of the above-referenced limited liability companies

* Geoffrey G. Meyers	Director of ManorCare Health Services, Inc., Sole Member of each of the above-referenced limited liability companies

* M. Keith Weikel	Director of ManorCare Health Services, Inc. Sole Member of each of the above-referenced limited liability companies

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 5 Co-Registrants pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler

R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 5 Co-Registrants

Group 6 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 6 Co-Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

ANCILLARY SERVICES, LLC

By:	/s/ R. Jeffrey Bixler

	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above- referenced Group 6 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director of Heartland Rehabilitation Services, Inc., Sole Member of the above-referenced limited liability company

* Geoffrey G. Meyers	Director of Heartland Rehabilitation Services, Inc., Sole Member of the above-referenced limited liability company

* M. Keith Weikel	Director of Heartland Rehabilitation Services, Inc., Sole Member of the above-referenced limited liability company

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 6 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler

R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 6 Co-Registrant

Group 7 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 7 Co-Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

HCR HOSPITAL, LLC

By:	/s/ R. Jeffrey Bixler

	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above- referenced Group 7 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* R. Jeffrey Bixler	Vice President, General Counsel, Secretary and Sole Director of HCR Hospital Holding Company, Inc., sole member of the above- referenced limited liability company

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 7 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler

R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 7 Co-Registrant

Group 8 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 8 Co-Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

IN HOME HEALTH, INC.

By:	/s/ R. Jeffrey Bixler
	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above- referenced Group 8 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Geoffrey G. Meyers	Director

* M. Keith Weikel	Director

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 8 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler

R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 8 Co-Registrant

Group 9 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 9 Co-Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

HCR MANORCARE MESQUITE, L.P.

By:	/s/ R. Jeffrey Bixler

	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above- referenced Group 9 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* Paul A. Ormond	Director of ManorCare Health Services, Inc., Sole Member of Mesquite Hospital, LLC, General Partner of the above-referenced limited partnership

* Geoffrey G. Meyers	Director of ManorCare Health Services, Inc., Sole Member of Mesquite Hospital, LLC, General Partner of the above-referenced limited partnership

* M. Keith Weikel	Director of ManorCare Health Services, Inc., Sole Member of Mesquite Hospital, LLC, General Partner of the above-referenced limited partnership

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 9 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler

R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 9 Co-Registrant

Group 10 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 10 Co-Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

BOOTH LIMITED PARTNERSHIP

By:	/s/ R. Jeffrey Bixler

	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above- referenced Group 10 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* R. Jeffrey Bixler	Vice President, General Counsel, Secretary and Sole Director of Jacksonville Healthcare Corporation, General Partner of the above- referenced limited partnership

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 10 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler

R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 10 Co-Registrant

Group 11 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Group 11 Co-Registrant listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on July 28, 2003.

COLEWOOD LIMITED PARTNERSHIP

By:	/s/ R. Jeffrey Bixler

	Name:	R. Jeffrey Bixler
	Title:	Attorney-in-fact of the above- referenced Group 11 Co-Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2003.

SIGNATURE	TITLE

* Paul A. Ormond	Chairman, President & Chief Executive Officer (Principal Executive Officer)

* Geoffrey G. Meyers	Executive Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial and Accounting Officer)

* Spencer C. Moler	Vice President, Controller, Assistant Treasurer & Assistant Secretary (Principal Accounting Officer)

* R. Jeffrey Bixler	Vice President, General Counsel, Secretary and Sole Director of American Hospital Building Corporation, General Partner of the above- referenced limited partnership

*	R. Jeffrey Bixler, by signing his name hereto, does hereby sign this document individually and on behalf of each of the above-named officers and/or directors of the Group 11 Co-Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ R. Jeffrey Bixler

R. Jeffrey Bixler, Individually and as Attorney-in-fact of the Group 11 Co-Registrant

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Indenture, dated as of April 15, 2003, among Manor Care, Inc., the subsidiary guarantors as named therein and National City Bank, as trustee

4.2	Form of old 6.25% Senior Note due 2013 (included in Exhibit 4.1)

4.3	Form of new 6.25% Senior Note due 2013 (included in Exhibit 4.1)

4.4	Registration Rights Agreement, dated April 15, 2003, among Manor Care, Inc, the guarantors as named therein and J.P. Morgan Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Warburg LLC, Banc of America Securities LLC, BNY Capital Markets, Inc., NatCity Investments, Inc. and SunTrust Capital Markets, Inc.

5.1	Opinion of Latham & Watkins LLP

5.2	Opinion of R. Jeffrey Bixler

10.1	Purchase Agreement, dated April 10, 2003, among Manor Care Inc., the guarantors as named therein and J.P. Morgan Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Warburg LLC, Banc of America Securities LLC, BNY Capital Markets, Inc., NatCity Investments, Inc. and SunTrust Capital Markets, Inc.

12.1	Statement re Computation of Ratios

23.1	Consent of Ernst & Young LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.3	Consent of R. Jeffrey Bixler (included in Exhibit 5.2)

24.1	Power of Attorney of the Company

24.2	Power of Attorney of the Guarantors

25.1	Statement of Eligibility of Trustee

99.1	Form of Transmittal Letter

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to DTC Participants

99.4	Form of Letter to Beneficial Holders

99.5	Form of Letter to Clients

99.6	Form of Guidelines for Certification